Exhibit 10.1

LICENSE AGREEMENT

by and among

SPERO THERAPEUTICS, INC.

and

Pfizer inc.

June 30, 2021

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS		5
ARTICLE 2 LICENSES		22
2.1 Licenses to Pfizer		22
2.2 License to Spero		22
2.3 Sublicense Rights		23
2.4 Spero’s Retained Rights; In-License Agreements		24
2.5 No Implied Licenses		25
2.6 Non-Diversion		25
2.7 Subcontracting		25
2.8 Statements and Compliance with Applicable Laws		26
2.9 Section 365(n)		26
2.10	[***] for U.S. Rights	26
ARTICLE 3 GOVERNANCE		27
3.1 Joint Development Committee		27
3.2 JDC Membership and Meetings		28
ARTICLE 4 DEVELOPMENT		30
4.1 General		30
4.2 Development Plan		30
4.3 Development Diligence Obligations		30
4.4 Development Records		32
4.5 Pivotal Trial Completion and Data Package		32
4.6 Disclosure of Results		33
4.7 Confidentiality of Results, Reports and Analyses		33
ARTICLE 5 REGULATORY		33
5.1 Regulatory Responsibilities		33
5.2 Regulatory Diligence Obligations		33
5.3 Regulatory Cooperation		33
5.4 Rights of Reference		34
5.5 Recalls, Suspensions or Withdrawals		35
5.6 Pharmacovigilance Agreement; Global Safety Database		35
5.7 Regulatory Inspections		35
ARTICLE 6 MANUFACTURING AND SUPPLY		36
6.1 Manufacturing Responsibilities		36
6.2 Manufacturing Technology Transfer		36
6.3 Supply Agreements		36
ARTICLE 7 COMMERCIALIZATION		37
7.1 General		37
7.2 Commercial Diligence		37

ARTICLE 8 FINANCIAL PROVISIONS	37
8.1 License Maintenance Fees	37
8.2 Development Milestones	39
8.3 Commercial Milestones	40
8.4 Royalty Payments	41
8.5 Currency; Exchange Rate; Payments	44
8.6 Late Payments	44
8.7 Taxes	44
8.8 Financial Records and Audit	45
8.9 Audit Dispute	46
ARTICLE 9 INTELLECTUAL PROPERTY RIGHTS	46
9.1 Ownership of Intellectual Property	46
9.2 Patent Prosecution and Maintenance	48
9.3 Cooperation of the Parties	49
9.4 Infringement by Third Parties	49
9.5 Infringement Claims by Third Parties	51
9.6 Consent for Settlement	52
9.7 Common Ownership under Joint Research Agreement	52
9.8 Patent Extensions	52
9.9 Orange Book Information	52
9.10 Trademarks	52
9.11 Spero Trademarks	53
ARTICLE 10 CONFIDENTIALITY; PUBLICATION	53
10.1 Duty of Confidence	53
10.2 Exceptions	54
10.3 Authorized Disclosures	54
10.4 Publication	55
10.5 Publicity/Use of Names	55
ARTICLE 11 TERM AND TERMINATION	56
11.1 Term	56
11.2 Termination	57
11.3 Effect of Termination	58
11.4 Survival	60
11.5 Termination Not Sole Remedy	60
ARTICLE 12 REPRESENTATIONS, WARRANTIES AND COVENANTS	60
12.1 Representations and Warranties of Each Party	60
12.2 Mutual Covenants	61
12.3 Representations and Warranties by Spero	62
12.4 Representations and Warranties by Pfizer	64
12.5 Covenants by Spero	64
12.6 No Other Warranties	65

ARTICLE 13 INDEMNIFICATION; LIABILITY	65
13.1 Indemnification by Spero	65
13.2 Indemnification by Pfizer	66
13.3 Indemnification Procedure	66
13.4 Mitigation of Loss	68
13.5 Special, Indirect and Other Losses	68
13.6 Insurance	69
ARTICLE 14 GENERAL PROVISIONS	69
14.1 Governing Law	69
14.2 Assignment	69
14.3 Entire Agreement; Modification	70
14.4 Relationship among the Parties	70
14.5 Non-Waiver	70
14.6 Force Majeure	71
14.7 Export Control	71
14.8 Severability	71
14.9 Notices	72
14.10 Dispute Resolution	72
14.11 Performance by Affiliates	76
14.12 Headings	76
14.13 Waiver of Rule of Construction	76
14.14 Business Day Requirements	76
14.15 English Language	76
14.16 No Benefit to Third Parties	76
14.17 Further Assurances	77
14.18 Counterparts	77

Exhibits and Schedules:

Exhibit A Licensed Patents

Exhibit B Spero Trademarks

Exhibit C SPR 206

Exhibit D Initial Development Plan

Schedule 4.5 Data Package

Schedule 8.1 Triggering Events and Notice

Schedule 12.4 Representations and Warranties of Pfizer

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement XE "Agreement" \t "See Preamble" ”) is made as of June 30, 2021 (“Effective Date XE "Effective Date" \t "See Preamble" ”), by and among Spero Therapeutics, Inc., a Delaware corporation (“Spero XE "Spero" \t "See Preamble" ”) having its principal place of business at 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts, 02139 and Pfizer Inc., a Delaware corporation (“Pfizer XE "Pfizer" \t "See Preamble" ”) having its principal place of business at 235 East 42nd Street, New York, New York 10017. Spero and Pfizer are referred to individually as a “Party XE "Party" \t "See Preamble" ” and collectively as the “Parties XE "Parties" \t "See Preamble" .”

RECITALS

WHEREAS, Spero Controls certain intellectual property relating to a compound known as SPR206 being investigated as an antibiotic against multi-drug resistant and extensively drug resistant bacterial strains;

WHEREAS, Spero wishes to grant a license to Pfizer, and Pfizer wishes to take a license, under such intellectual property rights of Spero to develop and commercialize SPR206 in certain territories in accordance with the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE 1
DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Affiliate” means, with respect to a Party, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Party, but for only so long as such control exists. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control”) means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) direct or indirect beneficial ownership of more than fifty percent (50%), or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction, of the voting share capital or other equity interest in such entity.

1.2 “Anti-Corruption Laws” means all applicable anti-bribery and anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, and the local laws and regulations of any countries in which the Compound or

Licensed Products, payments or services will be provided or procured under or pursuant to this Agreement.

1.3 “API” means any substance intended to be used in a pharmaceutical product that when used becomes an active ingredient of that product intended to exert a pharmacological, immunological or metabolic action with a view to restoring, correcting or modifying physiological functions in man or animal; but excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies.

1.4 “Applicable Laws” means the applicable provisions of any and all national, supranational, regional, federal, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including MAAs) of or from any court, arbitrator, Regulatory Authority or Government Authority having jurisdiction over or related to the subject item.

1.5 “Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in New York State or The Commonwealth of Massachusetts in the United States.

1.6 “Calendar Quarter” means each respective period of three (3) consecutive months ending on 31 March, 30 June, 30 September, and 31 December during the Term, commencing with the 1 January, 1 April, 1 July or 1 October to occur after the Effective Date and ending on the last day of the Term.

1.7 “Calendar Year” means each successive period of 12 calendar months commencing on 1 January and ending on 31 December except that the first Calendar Year of the Term shall commence on the Effective Date and end on 31 December of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on 1 January of the year in which the Term ends and end on the last day of the Term.

1.8 “Change of Control” means a transaction or series of related transactions (including any merger, consolidation, share exchange, reorganization or combination) involving either Party and any Third Party that results in (a) the holders of outstanding voting securities of such Party immediately prior to such transaction ceasing to hold at least fifty percent (50%) of the combined outstanding voting power of such Party or of the surviving or continuing entity, immediately after such transaction or series of transactions; (b) any Third Party becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, including as a single Third Party, all Third Parties, who act together as a “group” for purposes of acquiring shares of a Party, as referenced in Section 13(d) of the Exchange Act; or (c) the sale or other disposition to a Third Party of all or substantially all of such Party’s assets or business to which this Agreement relates.

1.9 “Claims” means all Third Party demands, claims, actions, proceedings and liabilities (whether criminal or civil, in contract, tort or otherwise) for losses, damages, legal costs and other expenses of any nature.

1.10 “CMC” means chemistry, manufacturing, and controls.

1.11 “Combination Product” means any Licensed Product comprised of the following, either formulated together (i.e., a fixed dose combination) or packaged together and sold for a single price: (a) the Compound, and (b) at least one other API.

1.12 “Commercialization” means the conduct of all activities undertaken before and after Regulatory Approval has been obtained relating to the promotion, marketing, sale, pricing, reimbursement and distribution (including importing, exporting, transporting for commercial sales, customs clearance, warehousing, invoicing, handling and delivering the Licensed Products to customers) of the Compound or the Licensed Products, including: (a) sales force efforts, detailing, advertising, medical education, planning, marketing, sales force training, and sales and distribution; and (b) scientific and medical affairs. For clarity, Commercialization does not include any Development activities, whether conducted before or after Regulatory Approval. “Commercialize” and “Commercializing” have correlative meanings.

1.13 “Commercially Reasonable Efforts” means, (a) with respect to Spero’s obligations under this Agreement relating to the Development, Manufacturing, and Commercialization activities with respect to the Compound or the Licensed Products, the carrying out of such activities using efforts and resources that are consistent with the exercise of customary scientific and business practices as applied in the pharmaceutical industry for a company of a similar stage and size as Spero and having similar resources, for development, regulatory, manufacturing and commercialization activities conducted with respect to products at a similar stage of development or commercialization and having similar commercial potential, taking into account all Relevant Factors; and (b) with respect to Pfizer’s obligations under this Agreement relating to the seeking of European Regulatory Approval for, and Commercialization of, the Compound and Licensed Products, the carrying out of such activities using efforts and resources that are consistent with the efforts and resources that Pfizer would normally use to accomplish a similar objective under similar circumstances, for regulatory and commercialization activities conducted with respect to products at a similar stage of development or commercialization and having similar commercial potential, taking into account all Relevant Factors; provided, however, that Pfizer will be deemed to have exercised Commercially Reasonable Efforts if it has exercised those efforts normally used by Pfizer, in the relevant portion of the Pfizer Territory, with respect to a compound or protein, product or product candidate, as applicable (a) of similar modality Controlled by Pfizer, or (b) (i) to which Pfizer has similar rights, (ii) which is of similar market potential in such country, and (iii) which is at a similar stage in its development or product life cycle, as the Licensed Product, in each case, taking into account all Relevant Factors in effect at the time such efforts are to be expended. The Parties agree that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the aforementioned attributes and potential of the Compound and Licensed Products. When used regarding obligations under this Agreement other than the Development, Manufacturing, and Commercialization activities with respect to the Compound or Licensed Products, the term “Commercially Reasonable Efforts” shall mean the carrying out of such activities using commercially reasonable efforts and financial, personnel and other resources that are consistent with the exercise of customary business practices as applied in the carrying out of such activities generally by and on behalf of such party. Further, to the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform its obligations hereunder, the impact of such performance failure will be taken into account in determining whether such Party has used its Commercially Reasonable Efforts to perform any such affected obligations.

1.14 “Complete,” “Completed,” or “Completion” means, with respect to a clinical trial, the point in time at which database lock for such trial has occurred and, if such trial has a statistical analysis plan, the primary endpoint and key safety data (including tables, listings and figures generated based on that database lock) under the statistical analysis plan for such trial are available.

1.15 “Compound” means SPR206.

1.16 “Confidential Information” of a Party means all Know-How, Inventions, unpublished patent applications, Regulatory Documentation, Development Data and other information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed or made available by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic or other form. The terms of this Agreement are the Confidential Information of both Parties.

1.17 “Control” or “Controlled” means, with respect to any Know-How, Patents, Regulatory Documentation, Development Data or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise, other than by virtue of any license granted to such Party by the other Party pursuant to this Agreement) to grant a license, sublicense, access or other right (as applicable) under such Know-How, Patents, Regulatory Documentation, Development Data or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party, infringing third party intellectual property, or misappropriating third party trade secrets.

1.18 “Cost of Goods” means, with respect to the Compound or any Licensed Product, the fully absorbed cost to manufacture or to supply such Compound or Licensed Product in finished form for Development and/or Commercialization use, which means: (a) in the case of compounds, products, intermediates, API and services that one Party acquires directly from and in contractual privity with one or more Third Parties, all documented payments made to such Third Parties or direct material costs directly related to such products, intermediates, API and services, including without limitation, all costs incurred in purchasing materials, sales, excise and other taxes imposed thereon, customs duties, import, export and other charges levied by Governmental Authorities, all costs of packaging, shipping and insuring such materials; (b) in the case of (1) compounds, products, intermediates, API and services that one Party acquires from or supplies to the other Party in contractual privity with each other without performing direct manufacturing services or (2) of manufacturing or supply services performed directly by a Party or its Affiliates, including manufacturing or supply services that are reasonably necessary to support products and services acquired from Third Parties as contemplated in subsection (a), the actual unit costs of manufacture or supply, with no markup of any nature. The remainder of this definition is only applicable for determining costs of acquiring compounds, products, intermediates, API and services that one Party acquires from or supplies to the other in contractual privity and manufacturing services performed by a Party or its Affiliates as contemplated by subsection (b). Actual unit costs and supply costs shall consist of direct material costs, direct labor costs, and manufacturing or supply overhead directly attributable to such Compound or Licensed Product, all calculated in accordance with GAAP, but without allocation of idle capacity, all to the extent provided, procured or incurred in connection with the supply or manufacture of such Compound or Licensed Product. Direct material costs shall include the costs incurred in purchasing materials, including sales, excise and other taxes imposed thereon, customs duties, import, export and other charges levied by Governmental Authorities, and all costs of packaging, shipping and insuring such components. Direct labor costs shall include the cost of: (i) employees working in direct manufacturing, supply and packaging of such Compound or Licensed Product; and (ii) direct quality control and quality assurance activities. Manufacturing and supply overhead attributable to such Compound or Licensed Product shall include a reasonable allocation of indirect labor costs (not previously included in direct labor costs). Manufacturing and supply overhead shall in no event exceed [***]% of the sum of the direct material costs and direct labor costs. Cost of Goods under the preceding subsection (b) specifically excludes profit margins of Spero or its Affiliates.

1.19 “Covered Transaction” means [***].

1.20 “CTA” means a Clinical Trial Application that is required to initiate a clinical trial for registering a drug product under the Applicable Laws of any Regulatory Authority or Government Authority, in each as the same may be amended from time to time.

1.21 “Develop” or “Development” means to develop (including clinical, non-clinical and CMC development), analyze, test and conduct preclinical, clinical and all other regulatory trials for the Compound or Licensed Product, including all post-approval clinical trials, as well as all related regulatory activities (including seeking Regulatory Approval) and any and all activities pertaining to new indications, pharmacokinetic studies and all related activities including work on new formulations, new methods of treatment and CMC activities including new manufacturing methods. “Developing” and “Development” have correlative meanings.

1.22 “Development Data” means Pfizer Development Data and Spero Development Data.

1.23 “Dollar” means U.S. dollars, and “$” shall be interpreted accordingly.

1.24 “EMA” means the European Medicines Agency or any successor agency or authority thereto.

1.25 “European Regulatory Approval” means, with respect to a Licensed Product, the Regulatory Approval of such Licensed Product by the EMA and the European Commission.

1.26 “European Union” means the organization of member states of the European Union, as it may be constituted from time to time during the Term.

1.27 “Everest” means Everest Medicines II Limited, a company incorporated under the laws of the Cayman Islands, and its successors and permitted assigns.

1.28 “Everest License Agreement” means that certain Amended and Restated License Agreement dated as of January 15, 2021 by and among Spero, Everest and Spero Potentiator, Inc., a Delaware corporation, as amended or modified from time to time.

1.29 “Everest Territory” means the People’s Republic of China, including Hainan Island, the Hong Kong Special Administrative Region of the People’s Republic of China, and the Macau Special Administrative Region of the People’s Republic of China, Taiwan, the Republic of Korea (South Korea), the Republic of Singapore, Malaysian Federation, Kingdom of Thailand, the Republic of Indonesia, Socialist Republic of Vietnam and the Republic of the Philippines.

1.30 “Excluded Territory” means (a) the U.S. Territory and (b) the Everest Territory.

1.31 “Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold, sublicense or otherwise dispose of any rights with respect to the Compound or Licensed Products. “Exploitation” has the correlative meaning.

1.32 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.33 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.34 “First Commercial Sale” means, with respect to any Licensed Product in any jurisdiction in the Pfizer Territory, the first arm’s length sale of such Licensed Product by Pfizer, its Affiliates or Sublicensees to a Third Party for monetary value for use or consumption of such Licensed Product by the end user in the general public after Regulatory Approval for such Licensed Product in such jurisdiction has been granted. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.35 “GAAP” means the then-current Generally Accepted Accounting Principles or International Financial Reporting Standards (IFRS), whichever is adopted as the standard financial accounting guideline in the United States for public companies, as consistently applied.

1.36 “Generic Product” means, with respect to a Licensed Product in a particular country in the Pfizer Territory, any pharmaceutical product sold by a Third Party that is not authorized by Pfizer that: (a) (i) contains the same API as a Licensed Product, and (ii) is approved in reliance, in whole or in part, on a prior Regulatory Approval of a Licensed Product; or (b) (i) is approved in reliance, in whole or in part, on a prior Regulatory Approval of a Licensed Product and (ii) is determined by the applicable Regulatory Authority to be substitutable for a Licensed Product.

1.37 “GxP” means, collectively, all relevant good practice quality guidelines and regulations, encompassing such internationally recognized standards as Good Manufacturing Practice (GMP), Good Clinical Practice (GCP), Good Laboratory Practice (GLP), Good Distribution Practice (GDP), and Good Review Practice (GRP), including, as applicable, those standards required by any Regulatory Authority or Applicable Laws in the Pfizer Territory.

1.38 “Government” or “Government Authority” means (a) any federal, state, national, provincial or local government, or political subdivision thereof;(b) any multinational organization or public international organization or authority; (c) any ministry, department, bureau, division, authority, agency, commission, or body entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power; (d) any court, tribunal, or governmental arbitrator or arbitral body; (e) any government-owned or controlled institution or entity; (f) any enterprise or instrumentality performing a governmental function; and (g) any political party.

1.39 “Government Official” means (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or person acting for or on behalf of a government official, Governmental Authority, or other enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office, (d) any member of a military or a royal or ruling family, and (e) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare providers employed by Government-owned or -controlled hospitals, or a person serving on a healthcare committee that advises a Government, will be considered Government Officials.

1.40 “IND” means a CTA or any other investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigation filed with or submitted to the FDA, EMA or any other Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.41 “Infringed IP” means (a) a claim of an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been cancelled, revoked, held invalid or unenforceable by a decision of a patent office or other Government Authority of competent jurisdiction from which no appeal can be taken (or from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; (b) a claim of a Patent application pending for no more than [***] years that has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken; or (c) any Know-How not in the public domain; in each of case (a) and (b) which such claim a Party reasonably believes is or would be infringed by such Party’s Manufacturing, selling or offering for sale of the Compound or a Licensed Product; and in the case of (c), which Know-How a Party reasonably believes to be necessary or useful to such Party’s Manufacturing, selling or offering for sale of the Compound or a Licensed Product.

1.42 “Initiation” means, with respect to a clinical trial, the first dosing of the first subject in such clinical trial.

1.43 “Invention” means any technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology process, composition of matter, article of manufacture, discovery or finding, patentable or otherwise, that is made, generated, conceived or otherwise invented as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents or independent contractors, including all rights, title and interest in and to the intellectual property rights therein. For clarity, “Invention” does not include Spero Development Data or Pfizer Development Data.

1.44 “Joint Inventions” means any Inventions that are conceived and reduced to practice jointly by employees of, or consultants or service providers to, Spero and Pfizer, at any time during the Term of this Agreement and that are made, generated, conceived or otherwise invented as a result of Spero and Pfizer exercising their rights or carrying out their obligations under this Agreement, whether directly or via their Affiliates, agents or independent contractors.

1.45 “Joint Patents” means any Patents that contain one or more claims that cover Joint Inventions.

1.46 “Know-How” means any information, including discoveries, improvements, modifications, processes, methods, techniques, protocols, formulas, data, inventions, know-how, trade secrets and results, patentable or otherwise, including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications, but excluding any Patents.

1.47 “Licensed Field” means all therapeutic uses in humans.

1.48 “Licensed Know-How” means all Know-How that Spero Controls as of the Effective Date or during the Term that is necessary or reasonably useful for the Development, Manufacture, Commercialization or other Exploitation of the Compound or any Licensed Product for use in the Licensed Field in the Pfizer Territory, including all Spero Sole Inventions, Spero’s interest in any Joint Inventions in the Pfizer Territory, Spero Development Data and Spero’s Regulatory Documentation (with respect to the Compound or a Licensed Product), but excluding any Know How that Spero has licensed together with Infringed IP pursuant to an Excluded In-License Agreement.

1.49 “Licensed Patents” means all Patents Controlled by Spero as of the Effective Date or during the Term that are necessary or reasonably useful for the Development, Manufacture, Commercialization, or other Exploitation of the Compound or any Licensed Product for use in the Licensed Field in the Pfizer Territory, including any Spero Sole Invention Patents and Spero’s interest in any Joint Patents in the Pfizer Territory, but excluding any Patents included in Infringed IP that Spero has licensed pursuant to an Excluded In-License Agreement. The Spero Patents existing as of the Effective Date are listed on Exhibit A.

1.50 “Licensed Product” means any pharmaceutical product that contains the Compound, alone or in combination with one or more other molecules or agents in any dosage form or formulation. For purposes of this Agreement, with respect to a Licensed Product that has been approved for an initial indication, the approval of such Licensed Product for one or more additional indications shall not constitute a new and separate Licensed Product.

1.51 “Licensed Product Agreement” means, with respect to the Compound or any Licensed Product, any agreement entered into by and between Pfizer or any of its Affiliates or its or their Sublicensees, on the one hand, and one or more Third Parties, on the other hand, that is necessary for the Exploitation of the Compound or a Licensed Product in the Licensed Field in the Pfizer Territory, including any agreement (other than this Agreement) pursuant to which Pfizer, any of its Affiliates or any of its or their Sublicensees receives any license or other rights to Exploit the Compound or a Licensed Product.

1.52 “Licensed Technology” means the Licensed Patents and the Licensed Know-How and, if applicable in accordance with the provisions of Section 2.4(b) (In-License Agreements), Infringed IP that Third Parties have licensed to Spero under the relevant In-License Agreements.

1.53 “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to market a Licensed Product (but excluding Pricing Approval) in any particular jurisdiction, and all amendments, renewals and supplements thereto, including an NDA filed with the FDA in the U.S. or an NDA-equivalent application filed with the EMA in the Pfizer Territory.

1.54 “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, in-process and finished testing, shipping, storing, or release of a product or any ingredient or intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, test method development and stability testing, formulation, quality assurance and quality control of the any compound, product or intermediate, and regulatory affairs with respect to the foregoing.

1.55 “NDA” means a New Drug Application (as more fully defined in 21 C.F.R. §314.5 et seq. or successor regulation) and all amendments and supplements thereto filed with the FDA and any other equivalent filings in the Pfizer Territory.

1.56 “Necessary Patent” means a Patent of a Third Party that would, in Pfizer’s good faith reasonable opinion, be infringed by the Development, Manufacture, Commercialization, or use of a Licensed Product in the form such Licensed Product exists at the time that the Third Party license agreement is executed.

1.57 “Net Sales” (a) with respect to a Licensed Product that is not a Combination Product, gross receipts from sales by Pfizer and its Affiliates and Sublicensees of such Licensed Product to Third Parties in the Pfizer Territory (including for clarity gross receipts from sales of or attributable to Licensed Products under government-sponsored and government subsidized programs), less in each case (i) bad debts and (ii) sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers, chain pharmacies, mass merchandisers, staff model HMO’s, pharmacy benefit managers or other institutions, adjustments arising from consumer discount programs or other similar programs, customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales, any payment in respect of sales to any Government or Governmental Authority, or with respect to any government-subsidized program or managed care organization, and freight and insurance (to the extent that Pfizer, its Affiliates or its Sublicensees bear the cost of freight and insurance for the Licensed Product); and (b) with respect to a Licensed Product that is a Combination Product, that percentage of the Net Sales of such Combination Product (as determined in accordance with clause (a)) that relates to the Licensed Compound as Pfizer may reasonably determine based on the wholesale acquisition costs of the Licensed Compound contained in a Combination Product and the other active ingredient(s) in such Combination Product when sold separately, or other similar approach. Net Sales will be determined from books and records maintained in accordance with GAAP, as consistently applied by Pfizer with respect to sales of the Licensed Product.

1.58 “Patent” means all patents and patent applications, including all provisionals, divisionals, reissues, reexaminations, renewals, continuations, continuations-in-part, substitute applications, priority applications and inventors’ certificates, extensions and supplemental certificates and any and all foreign equivalents of the foregoing.

1.59 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity

1.60 “Pfizer Development Data” means any (a) pharmacology, toxicology and other biological data Controlled by Pfizer related to the Compound or any Licensed Product or otherwise included in, or filed in support of, the Regulatory Documentation filed by Pfizer in the Pfizer Territory and (b) clinical data Controlled by Pfizer related to the Compound or any Licensed Product or otherwise included in, or filed in support of, the Regulatory Documentation filed by Pfizer in the Pfizer Territory.

1.61 “Pfizer Know-How” means all Know-How made, generated, conceived or otherwise discovered solely by employees of, or consultants or service providers to, Pfizer, at any time during the Term of this Agreement and that (i) is made, generated, conceived or otherwise discovered as a result of a Pfizer exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents or independent contractors and (ii) is necessary or reasonably useful for the Development, Manufacture, Commercialization or other Exploitation of the Compound or any Licensed Product, including Pfizer Development Data and Pfizer’s Regulatory Documentation.

1.62 “Pfizer Quarter” means each of the four (4) thirteen (13) week periods (a) with respect to the United States, commencing on January 1 of any Pfizer Year and (b) with respect to any country other than the United States, commencing on December 1 of any Pfizer Year.

1.63 “Pfizer Sole Inventions” means any Inventions that are conceived and reduced to practice solely by employees of, or consultants or service providers to, Pfizer, at any time during the Term of this Agreement and that are made, generated, conceived or otherwise invented as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents or independent contractors.

1.64 “Pfizer Sole Invention Patents” means any Patents that contain one or more claims that cover Pfizer Sole Inventions.

1.65 “Pfizer Technology” means the Pfizer Sole Invention Patents and the Pfizer Know-How.

1.66 “Pfizer Territory” means all countries and territories of the world, other than the Excluded Territory.

1.67 “Pfizer Year” means the twelve month fiscal periods observed by Pfizer (a) commencing on January 1 with respect to the United States and (b) commencing on December 1 with respect to any country other than the United States.

1.68 “Phase 1 Clinical Trial” means a human clinical trial that would satisfy the requirements for a Phase 1 study as defined in 21 CFR § 312.21(a) (or any amended or successor regulations) or any equivalent regulations in jurisdictions in the Pfizer Territory, regardless of where such clinical trial is conducted.

1.69 “Phase 2 Clinical Trial” means a human clinical trial that would satisfy the requirements for a Phase 2 study as defined in 21 C.F.R. § 312.21(b) (or in any amended or successor regulations) or any equivalent regulations in jurisdictions in the Pfizer Territory, regardless of where such clinical trial is conducted.

1.70 “Phase 3 Clinical Trial” means a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or any amended or successor regulations) or any equivalent regulations in jurisdictions in the Pfizer Territory, regardless of where such clinical trial is conducted. For clarity, in the case of a “Phase 2/3” clinical trial, (a) such Phase 2/3 clinical trial shall be deemed to be a Phase 3 Clinical Trial upon the date that such Phase 2/3 clinical trial first satisfies the criteria set forth in this definition and (b) the filing of an IND for a Licensed Product in a Phase 3 Clinical shall be deemed to occur upon the filing of the IND for the Phase 2 portion of such “Phase 2/3” clinical trial.

1.71 “Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a Licensed Product that can be charged and/or reimbursed in a regulatory jurisdiction where the applicable Government Authority approves or determines the price and/or reimbursement of pharmaceutical products.

1.72 “Product Trademarks” means the Trademark(s) used by Pfizer or its Affiliates for the Commercialization of Licensed Products in the Licensed Field in the Pfizer Territory and any registrations thereof or any pending applications relating thereto in the Pfizer Territory (excluding, in any event, any Corporate Names and any Trademarks that consist of or include any corporate name or corporate logo of any Party, its Affiliates or its or their Sublicensees.

1.73 “Reimbursement Rate” means, with respect the costs to Spero of providing services to Pfizer on an FTE based compensation rate or any similar FTE-based cost to be paid by Pfizer pursuant to Section 6.2, an FTE-based compensation rate of $[***] per annum.

1.74 “Regulatory Approval” means, with respect to a jurisdiction in the Pfizer Territory, any and all approvals (including approvals of Marketing Authorization Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such jurisdiction, including, where applicable: (a) Pricing Approval in such jurisdiction; (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto); and (c) labelling approval.

1.75 “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for any Licensed Product, including the FDA, the EMA, and any corresponding national or regional regulatory authorities.

1.76 “Regulatory Documentation” means: all (a) applications (including all Regulatory Filings, INDs, CTAs and Marketing Authorization Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (c) clinical and other data contained or relied upon in any of the foregoing; in each case (a), (b) and (c) relating to the Compound or a Licensed Product.

1.77 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than Patents, and including, without limitation, orphan drug exclusivity, new chemical entity exclusivity, data exclusivity or pediatric exclusivity.

1.78 “Regulatory Filings” means, with respect to the Compound or Licensed Products, any submission to a Regulatory Authority of any appropriate regulatory application specific to the Compound or Licensed Products, and shall include, without limitation, any submission to a regulatory advisory board and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND, CTA, NDA, MAA, Regulatory Approval or the corresponding application in any other country or jurisdiction.

1.79 “Relevant Factors” means all relevant factors that may affect the Development, Regulatory Approval or Commercialization of the Compound or Licensed Products, including (as applicable): actual and potential issues of safety, efficacy or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected Development, Regulatory Approval, Manufacturing, and Commercialization costs; any issues regarding the ability to Manufacture or have Manufactured the Compound or Licensed Products; the likelihood of obtaining Regulatory Approvals (including satisfactory Price Approvals); the timing of such approvals; the current guidance and requirements for Regulatory Approval for the Compound and Licensed Products and similar products and the current and projected regulatory status; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance of a Licensed Product or similar products; present and future market potential; the ability to obtain adequate supply of the Compound or Licensed Products, or any component thereof, from any Third Party as may be required to Develop, secure Regulatory Approval for or

Commercialize the Compound or Licensed Products; Patents of a Third Party; existing or projected pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and other relevant scientific, technical, operational and commercial factors.

1.80 “Respective Territory” means, in the case of Pfizer, the Pfizer Territory, and in the case of Spero, the Excluded Territory.

1.81 “Retained Rights” means (a) with respect to the Compound and Licensed Products, the rights of Spero, its Affiliates and its and their licensors, Sublicensees and contractors to: (i) perform its and their obligations under this Agreement; (ii) Manufacture, have Manufactured, Develop and have Developed the Compound or Licensed Products, within the Pfizer Territory solely for Exploitation outside the Pfizer Territory; and (iii) Develop, Manufacture, Commercialize and otherwise Exploit the Compound and Licensed Products for any and all purposes outside the Pfizer Territory; and (b) with respect to any compounds other than the Compound and any products other than the Licensed Products, the rights of Spero, its Affiliates and its and their licensors, (sub)licensees and contractors to make, use, import, export, research, develop, manufacture, hold or keep, or have made, used, imported, exported, researched, developed, manufactured, held or kept, such other compounds and products within the Pfizer Territory solely for marketing, offering for sale or commercialization outside the Pfizer Territory.

1.82 “Spero CMO” has the meaning set forth in Section 6.2 (Manufacturing Technology Transfer)

1.83 “Spero Development Data” means any (a) pharmacology, toxicology and other biological data Controlled by Spero related to the Compound or any Licensed Product or otherwise included in, or filed in support of, any Regulatory Documentation and (b) clinical data Controlled by Spero related to the Compound or any Licensed Product or otherwise included in, or filed in support of, any Regulatory Documentation.

1.84 “Spero Sole Inventions” means any Inventions that are conceived and reduced to practice solely by employees of, or consultants or service providers to, Spero, at any time during the Term of this Agreement and that are made, generated, conceived or otherwise invented as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents or independent contractors.

1.85 “Spero Sole Invention Patents” means any Patents that contain one or more claims that cover Spero Sole Inventions.

1.86 “Spero Trademarks” means any corporate name or corporate logo of Spero or its Affiliates, and any Trademark that consists of or includes any corporate name or corporate logo of Spero or its or their Affiliates, including the Spero Trademarks, names and logos identified on Exhibit B hereto and such other Trademarks, names and logos as Spero may designate in a writing sent to Pfizer from time to time during the Term.

1.87 “SPR206” means the compound known as SPR206 and having the chemical structure shown in Exhibit C and [***].

1.88 “Sublicense” means a license or sublicense granted by a Party (or a Sublicensee) to Exploit the Compound or any Licensed Product, including any license given to any of the rights granted to Pfizer under Section 2.1 (Licenses to Pfizer) or any of the rights granted to Spero under Section 2.2 (Licenses to Spero).

1.89 “Sublicensee” means a Third Party to whom a Party or its Affiliates has granted a Sublicense in accordance with the terms of this Agreement.

1.90 “Tax” or “Taxes” means (a) all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges in the nature of a tax (and all interest and penalties thereon and additions thereto imposed by any Government Authority), including without limitation all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, escheat, estimated or withholding taxes, and all customs and import duties, together with all interest, penalties and additions thereto imposed with respect to such amounts, in each case whether disputed or not; (b) any liability for the payment of any amounts of the type described in subsection (a) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group; and (c) any liability for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in subsection (a) or (b).

1.91 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.92 “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source, origin or quality, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.93 “U.S. Territory” means the United States and its territories and possessions (including the District of Columbia, Puerto Rico and the U.S. Virgin Islands).

1.94 “Valid Claim” means, with respect to any jurisdiction in the Pfizer Territory, (a) a claim of an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been cancelled, revoked, held invalid or unenforceable by a decision of a patent office or other Government Authority of competent jurisdiction from which no appeal can be taken (or from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (b) a claim of a Patent application that has not been cancelled, revoked, held invalid or unenforceable by a decision of a patent office or other Government Authority from which no appeal can be taken, provided that any claim in any Patent application pending for more than [***] years from the earliest date on which such Patent application claims priority shall not be considered a Valid Claim for purposes of this Agreement from and after such [***] year period unless and until a Patent containing such claim issues from such patent application while another Valid Claim covers the relevant Licensed Product in the relevant country and such issued claim meets the requirements of clause (a).

1.95 Interpretation. In this Agreement, unless otherwise specified: (i) “includes” and “including” shall mean, respectively, includes without limitation and including without limitation; (ii) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; (iii) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and (iv) the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

1.96 Index to Additional Defined Terms

INDEX \e " " \c "1" \z "1033"

[***] See 14.10(b)

Agreement See Preamble

Annual Net Sales See 8.4(a)

Auditor See 8.9

Bankruptcy Law See 2.9

Clinical Supply Agreement See 6.3

Commercial Supply Agreement See 6.3

Complaining Party See 14.10(b)

Cumulative Net Sales See 8.3(a)

Data Package See 4.5

Defending Party See 14.10(c)(1)

Development Activities See 4.3(a)

Development Plan See 4.2

Diligence Meeting See 4.3(b)

Diligence Meeting Date See 4.3(b)

Diligence Target Dates See 4.3(a)

Disclosing Party See 10.1(a)

Dispute See 14.10(a)

Draft Clinical Study Report See 4.5

Effective Date See Preamble

Excluded Claim See 14.10(g)

Excluded In-License Agreement See 2.4(b)

Executive Officers See 3.2(d)

Existing Licensed Patents See 12.3(a)

Expert See 8.1(b)

Final Clinical Study Report See 4.5

First Diligence Notice See 4.3(b)

force majeure See 4.3

HAP/VAP Indication See 8.2

IND Acceptance See 8.1(a)

IND Submission Date See 8.1(a)

Indemnification Claim Notice See 13.3(a)

Indemnified Party See 13.3(a)

Indemnifying Party See 13.3(a)

Initial Development Plan See 4.2

Initial Term See 11.1

In-License Agreement See 2.4(b)

Issued Patent See 9.2(c)

JDC See 3.1

Joint Development Committee See 3.1

License Maintenance Fee See 8.1(a)

Licensed Manufacturing Know-How See 6.2

Manufacturing Transfer Period See 6.2

[***] See 4.3(a)(1)

Non-Notifying Party See 2.4(b)

Non-Prosecuting Party See 9.4(b)

Non-Publishing Party See 10.4

Notifying Party See 2.4(b)

Other Infringement See 9.4(b)

Parties See Preamble

Party See Preamble

Pfizer See Preamble

Pfizer Indemnitees See 13.1

Phase 3 Start See 8.1(a)

Phase 3 Success See 8.1(a)

Pivotal Trial See 4.5

[***] See 4.3(a)(3)

[***] See 4.3(a)(2)

Product Infringement See 9.4(a)

Prosecuting Party See 9.4(b)

Publishing Party See 10.4

[***] See 11.3(a)(2)

Receiving Party See 10.1(a)

Regulatory Activities See 5.1

Representatives See 10.1(c)

[***] See 2.10(a)

Royalty Term See 8.4(b)

Sales Milestone Event See 8.3

SEC See 10.5(a)

Spero See Preamble

Spero CMO See 6.1

Spero Development Territory See 4.1

Spero Indemnities See 13.2

Subcontractor See 2.7

Successive Term See 11.1

Term See 11.1

Third Party Infringement Claim See 9.5

Third Party Payments See 8.4(d)(2)

Triggering Event See 8.1(a)

Triggering Event Notice See 8.1(a)

[***] See 2.10(a)

[***] See 2.10(a)

[***] See 2.10(a)

[***] See 2.10(a)

VAT See 8.7(b)

Violating Party See 11.2(c)

ARTICLE 2
LICENSES

2.1 Licenses to Pfizer.

(a) Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Spero hereby grants to Pfizer an exclusive (even as to Spero except to the extent necessary to perform Spero’s Development obligations under Article 4 hereof), royalty-bearing license under the Licensed Technology solely to Exploit the Compound and Licensed Products in the Licensed Field in the Pfizer Territory, with the right to grant Sublicenses in accordance with Section 2.3 (Sublicense Rights).

(b) The United States federal government retains rights in certain of the Licensed Patents pursuant to 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq., and any right granted in this Agreement greater than that permitted under 35 U.S.C. §§ 200-212 or 37 C.F.R. § 401 et seq. will be deemed modified as may be required to conform to the provisions of those statutes and regulations.

2.2 License to Spero. Subject to the terms and conditions of this Agreement, Pfizer hereby grants to Spero an exclusive (except to Pfizer and its Affiliates), royalty-free, fully paid-up license under the Pfizer Technology and any Infringed IP licensed to Pfizer under an In-License Agreement pursuant to Section 2.4(b), in each case solely to Exploit the Compound and Licensed Products in the Licensed Field in the Excluded Territory, with the right to grant Sublicenses in accordance with Section 2.3 (Sublicense Rights). For the avoidance of doubt, any Patents, Know-How, Inventions, Regulatory Documentation and other intellectual property rights that are licensed to Pfizer under an Excluded In-License Agreement pursuant to Section 2.4(b), shall be excluded from the license granted to Spero pursuant to this Section 2.2.

2.3 Sublicense Rights.

(a) Affiliates. Subject to the terms of this Section 2.3 (Sublicense Rights), Pfizer may grant a Sublicense through multiple tiers to Affiliates of Pfizer without prior notice to or the prior consent of Spero; provided that (i) Pfizer shall cause each Affiliate to comply with the applicable terms and conditions of this Agreement, as if such Affiliate were a Party to this Agreement; and (ii) Pfizer shall be responsible for all actions, activities and obligations to Spero of such Affiliate. Subject to the terms of this Section 2.3 (Sublicense Rights), Spero may grant a Sublicense through multiple tiers to Affiliates of Spero without prior notice to or the prior consent of Pfizer; provided that Spero shall cause each Affiliate to comply with the applicable terms and conditions of this Agreement, as if such Affiliate were a Party to this Agreement and Spero shall be responsible for all actions, activities and obligations to Pfizer of such Affiliate.

(b) Third Parties. Upon the prior written consent of Spero, such consent not to be unreasonably withheld, conditioned, or delayed, Pfizer may grant a Sublicense through multiple tiers to any Third Party; provided that (i) Licensed Know-How may only be sublicensed along with the Licensed Patents (other than in the case of a Sublicense to a fee-for-service Subcontractor in the context of subcontracting pursuant to Section 2.7 (Subcontracting)); (ii) each Sublicense granted to a Third Party shall be in writing, and shall incorporate terms and conditions that are consistent with, and expressly made subject to, the terms and conditions of this Agreement; (iii) Spero shall be provided by Pfizer with a copy of such Sublicense agreement within [***] days of execution, which copy may redact any financial or other proprietary terms; and (iv) Pfizer shall be responsible to Spero for a breach of this Agreement due to the breach by such Third Party of such Sublicense agreement. Pfizer hereby waives any requirement that Spero exhaust any right, power or remedy, or proceed against any such Sublicensee for any obligation or performance under this Agreement prior to proceeding directly against Pfizer. Upon the prior written consent of Pfizer, such consent not to be unreasonably withheld, conditioned, or delayed, Spero may grant a Sublicense through multiple tiers to any Third Party; provided that (i) each Sublicense granted to a Third Party shall be in writing, and shall incorporate terms and conditions that are consistent with, and expressly made subject to, the terms and conditions of this Agreement; (ii) Pfizer shall be provided by Spero with a copy of such Sublicense agreement within [***] days of execution, which copy may redact any financial or other priority terms; and (iii) Spero shall be responsible to Pfizer for a breach of this Agreement due to the breach by such Third Party of such Sublicense agreement. Spero hereby waives any requirement that Pfizer exhaust any right, power or remedy, or proceed against any Sublicensee for any obligation or performance under this Agreement prior to proceeding directly against Spero. For the avoidance of doubt, Pfizer hereby consents to Spero’s grant of a Sublicense of the rights granted under the license in Section 2.2 (License to Spero) through multiple tiers to Everest pursuant to the Everest License Agreement, a copy of which has been provided to Pfizer in accordance with this Section 2.3(b) (Sublicense Rights – Third Parties).

(c) A copy of each Sublicense agreement with any Third Party shall, without redaction, be made available to (i) pursuant to Section 8.8 (Financial Records and Audit), any independent certified public accountant for the purpose of verifying for Spero the accuracy of the financial reports furnished by Pfizer under this Agreement or of any payments made, or required to be made, by Pfizer to Spero pursuant to this Agreement and (ii) pursuant to Section 8.9 (Audit Dispute), any Auditor resolving a financial disagreement between the Parties.

(d) As of the Effective Date, Pfizer shall become a Sublicensee of Everest Technology (as defined on the Everest License Agreement), including Everest’s interests in the Everest Development Data (as defined in the Everest License Agreement), solely to Exploit Licensed Products in the Licensed Field in the Pfizer Territory and Pfizer hereby acknowledges and agrees that this Agreement incorporates terms and conditions that are consistent with, and expressly made subject to, the terms and conditions of the Everest License Agreement in respect of such Sublicense.

2.4 Spero’s Retained Rights; In-License Agreements.

(a) Retained Rights of Spero. Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted or reserved to Spero pursuant to any other term or condition of this Agreement, Spero hereby expressly retains, on behalf of itself and its Affiliates all right, title and interest in and to the Licensed Patents, the Licensed Know-How, Spero Development Data, Spero’s interests in and to Joint Patents and Joint Know-How, Regulatory Documentation of Spero and the corporate names of Spero and its Affiliates, in each case, for purposes of performing or exercising the Retained Rights.

(b) In-License Agreements. If a Party identifies any Infringed IP and determines to negotiate with a Third Party at arms’ length to obtain a license to such Infringed IP in such Party’s Respective Territory, then such Party (the “Notifying Party XE "Notifying Party" \t "See 2.4(b)" ”) shall promptly notify the other Party (the “Non-Notifying Party XE "Non-Notifying Party" \t "See 2.4(b)" ”) and identify such Third Party’s Infringed IP in reasonable detail. If, the Non-Notifying Party determines that such Third Party’s Infringed IP is necessary or useful for the Development, Manufacture or Commercialization of the Compound or any Licensed Product in the Licensed Field in its Respective Territory, then it shall inform the Notifying Party of its determination and (x) the Parties shall cooperate in good faith to negotiate and execute a license to such Infringed IP in the Pfizer Territory and the Excluded Territory (an “In-License Agreement XE "In-License Agreement" \t "See 2.4(b)" ”), (y) the Parties shall mutually agree on the portion, if any, of the costs associated with such In-License Agreement to be borne by each Party and this Agreement shall be amended or supplemented to reflect such mutual agreement and (z) upon the execution and delivery of such In-License Agreement, such Infringed IP shall be included in the licenses granted under Section 2.1(a) (License to Pfizer) or Section 2.2 (License to Spero), as applicable. The Parties shall cooperate with each other in good faith to support each other in complying with such other Party’s obligations under each In-License Agreement, and shall comply with any applicable reporting, payment, subleasing or other requirements under each In-License Agreement. Nothing in this Section 2.4(b) shall prevent a party from negotiating or entering into an In-License Agreement with a Third Party with respect to Infringed IP solely with respect to such Party’s Respective Territory. If the Non-Notifying Party determines that it does not wish to obtain a license to such Third Party’s Infringed IP, then the Identifying Party shall have the right, but not the obligation, to negotiate and execute a license to such Infringed IP in any Territory including the other Party’s Respective Territory (an “Excluded In-License Agreement XE "Excluded In-License Agreement" \t "See 2.4(b)" ”) at its cost and expense, in which case such other Party shall not be obligated to pay any costs associated with such Excluded In-License Agreement and such Infringed IP shall not be included in the licenses granted under Section 2.1 (License to Pfizer) or Section 2.2 (License to Spero), as applicable.

2.5 No Implied Licenses. Except as set forth herein, no Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Know-How, Patents, trademarks or other intellectual property rights owned or Controlled by any other Party.

2.6 Non-Diversion. Each of Pfizer and Spero covenants and agrees that it will not, and will ensure that its Affiliates will not, and will ensure its Sublicensees and subcontractors are bound by contractual obligations not to, either directly or indirectly, promote, market, solicit, distribute, import, sell or have sold Licensed Products outside their Respective Territory. In furtherance of the foregoing, each of Pfizer and Spero covenant and agree that it will not and will ensure that its Affiliates do not, and will use Commercially Reasonable Efforts to ensure that its or their Sublicensees or distributors do not knowingly distribute, market, promote, offer for sale or sell the Compound or any Licensed Product directly or indirectly to any Person outside their Respective Territory or to any Person inside their Respective Territory that such Party or any of its Affiliates or any of its or their Sublicensees or distributors knows has directly or indirectly distributed, marketed, promoted, offered for sale or sold, or has reasonable grounds to believe intends to directly or indirectly distribute, market, promote, offer for sale or sell, the Compound or Licensed Products for use outside such Party’s Respective Territory. If either Party or any of its respective Affiliates receives or becomes aware of the receipt by it or any Sublicensee or distributor of any orders for the Compound or Licensed Products for use outside such Party’s Respective Territory, such Person shall refer such orders to such other Party.

2.7 Subcontracting. Subject to Section 2.3 (Sublicense Rights), Pfizer may subcontract on a fee-for-service basis with a Third Party to perform any or all of its obligations hereunder (a “Subcontractor XE "Subcontractor" \t "See 2.7" ”), including by appointing one or more distributors; provided that (a) no such permitted subcontracting shall relieve Pfizer of any obligation hereunder (except to the extent satisfactorily performed by such Subcontractor) or any liability and Pfizer shall be and remain fully responsible and liable therefor; (b) the agreement pursuant to which Pfizer engages any Subcontractor must be consistent in all material respects with this Agreement, including terms consistent with the confidentiality, restrictions on use and intellectual property provisions of this Agreement, and (c) Pfizer shall be responsible to Spero for the breach of this Agreement due to breach of any subcontracting agreement by its Subcontractors. Pfizer hereby waives any requirement that Spero exhaust any right, power or remedy, or proceed against any Subcontractor for any obligation or performance under this Agreement prior to proceeding directly against Pfizer. Subject to Section 2.3 (Sublicense Rights), Spero may subcontract on a fee-for-service basis with a Subcontractor to perform any or all of its obligations hereunder, including by appointing one or more distributors; provided that (a) no such permitted subcontracting shall relieve Spero of any obligation hereunder (except to the extent satisfactorily performed by such Subcontractor) or any liability and Spero shall be and remain fully responsible and liable therefor, (b) the agreement pursuant to which Spero engages any Subcontractor must be consistent in all material respects with this Agreement, including terms consistent with the confidentiality, restrictions on use and intellectual property provisions of this Agreement, and (c) Spero shall be responsible to Pfizer for the breach of this Agreement due to breach of any subcontracting agreement by its Subcontractors. Spero hereby waives any requirement that Pfizer exhaust any right, power or remedy, or proceed against any Subcontractor for any obligation or performance under this Agreement prior to proceeding directly against Spero.

2.8 Statements and Compliance with Applicable Laws. Each of Spero and Pfizer shall and shall cause its Affiliates and its and their respective Sublicensees to comply with all Applicable Laws, including GxP, with respect to the Exploitation of Licensed Products. Each of Spero and Pfizer shall, and shall cause its Affiliates to, and shall use Commercially Reasonable Efforts to cause its and their Sublicensees, employees, representatives, agents, and distributors to avoid taking, or failing to take, any actions that the Party knows or reasonably should know would jeopardize the goodwill or reputation of the other Party or such other Party’s Affiliates or the Licensed Products or any Trademark associated therewith. Each of Spero and Pfizer shall in all material respects conform its practices and procedures relating to the Commercialization of the

Licensed Products and educating the medical community in the such Party’s Respective Territory with respect to the Licensed Products to any applicable industry association regulations, policies and guidelines, as the same may be amended from time to time, and Applicable Laws.

2.9 Section 365(n). All rights and licenses granted under or pursuant to this Agreement by Spero or Pfizer are, and will otherwise be deemed to be, for the purposes of Section 365(n) of the U.S. Bankruptcy Code, and any similar Applicable Law (“Bankruptcy Law XE "Bankruptcy Law" \t "See 2.9" ”), licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or any similar Bankruptcy Laws. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the Bankruptcy Laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under any Bankruptcy Law, the Party that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject party.

2.10 [***] for U.S. Rights.

(a) If at any time during the Term, Spero intends to enter into a Covered Transaction, Spero shall [***].

(b) If Pfizer elects not to [***].

(c) If Pfizer does elect to [***].

ARTICLE 3
GOVERNANCE

3.1 Joint Development Committee. Within [***] days after the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee XE "Joint Development Committee" \t "See 3.1" ” or the “JDC XE "JDC" \t "See 3.1" ”), composed of [***] representatives of Spero (if Spero elects to participate) and [***] representatives of Pfizer, to coordinate the Development of the Compound and Licensed Products in the Licensed Field in the Parties’ Respective Territories. Each JDC representative shall have appropriate knowledge and expertise and sufficient seniority within the applicable Party to make decisions arising within the scope of the JDC’s responsibilities. For the purposes of participation in the JDC, Spero has the right but not the obligation to participate in the JDC. If Spero does not participate in establishing the JDC or appoint members to the JDC, Pfizer shall have the votes and the decision-making power of Spero with respect to the JDC or may, at its election suspend the operation of the JDC, unless and until Spero appoints members thereto. The JDC shall:

(a) serve as a forum for discussing Development of the Compound and Licensed Products in the Licensed Field in the Parties’ Respective Territories, including by reviewing and agreeing on the Development Plan, pivotal trial study protocol(s) and statistical analysis plan(s) and coordinating the conduct of the Development activities;

(b) serve as a forum for discussing the Manufacture and supply of the Compound and Licensed Products in the Licensed Field in the Pfizer Territory, including by reviewing the Development strategy for the Pfizer Territory and coordinating the conduct of the Manufacturing and supply activities;

(c) serve as a forum for discussing and supervising Development of the Compound and Licensed Products in the Licensed Field in the Parties’ Respective Territories, including by (i) providing each Party with a forum to disclose such Party’s, or its Affiliates’ or Sublicensees’ activities with respect to achieving Regulatory Approvals of Licensed Products in or outside the Pfizer Territory; material clinical study results; and the Marketing Authorization Applications that such Party or any of its Affiliates or Sublicensees reasonably expect to make, seek or attempt to obtain; (ii) reviewing the current Development Plan and, with the JDC’s approval, making any amendments or updates to the Development Plan; and (iii) coordinating the conduct of the Development activities;

(d) coordinate the activities of Spero and Pfizer under this Agreement, including the activities of any other licensee of Licensed Patents or Licensed Know-How in the Excluded Territory, including Everest; and

(e) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

The JDC shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. For clarity, the JDC shall not have any right, power or authority: (i) to determine any issue in a manner that would conflict with the express terms and conditions of this Agreement; or (ii) to modify or amend the terms and conditions of this Agreement.

3.2 JDC Membership and Meetings.

(a) JDC Chair and Membership. The chair for each meeting shall rotate between Spero and Pfizer, with one of each Party’s JDC representatives acting as chairperson of the JDC on a rotating basis. Each Party may replace its JDC representatives on written notice to the other Party, but each Party shall strive to maintain continuity.

(b) JDC Meetings. The JDC members (or their designees) shall jointly prepare and circulate the meeting agenda at least [***] Business Days in advance of each meeting, and shall also promptly, but in no event later than [***] Business Days after such meeting, prepare and circulate for review and approval of the Parties the minutes of such meeting. The JDC will hold its first meeting within [***] days of establishment of the JDC pursuant to Section 3.1 (Joint Development Committee). At this first meeting, the JDC will address the Initial Development Plan, and any other topics the Parties deem appropriate. Thereafter, the JDC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than

[***] per Calendar Year. Meetings may be held in person, or by audio or video teleconference; provided, that unless otherwise agreed by Spero and Pfizer, at least [***] meeting per year shall be held in person, and all in-person JDC meetings shall be held at locations mutually agreed upon by Spero and Pfizer. Each Party shall be responsible for all of its own expenses of participating in JDC meetings.

(c) Non-Member Attendance. Each of Spero and Pfizer may from time to time invite a reasonable number of participants, in addition to its representatives, to attend JDC meetings in a non-voting capacity; provided, that if either Spero or Pfizer intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide at least [***] days prior written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval shall not be unreasonably withheld or delayed. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement and provide the other Party with a copy of such confidentiality agreement. The Party inviting any such Third Party shall be responsible for all of such Third Party’s costs and expenses of participating in JDC meetings, unless such invitation is mutually made by Spero and Pfizer, in which case they shall equally share such costs and expenses.

(d) JDC Decision-Making. All decisions of the JDC shall be made by unanimous vote, with Spero’s representatives and Pfizer’s representatives each collectively having [***] vote. If after reasonable discussion and good faith consideration of each of their views on a particular matter before the JDC, the representatives of Spero and Pfizer cannot reach an agreement as to such matter within [***] Business Days after such matter was brought to the JDC for resolution, such disagreement shall be referred to the Chief Executive Officer of Spero (or his or her designee) and the Global President, Hospital Business Unit of Pfizer (or his or her designee) (collectively, the “Executive Officers XE "Executive Officers" \t "See 3.2(d)" ”) for resolution, who shall use good faith efforts to resolve such matter within [***] Business Days after it is referred to them and, if such matter is resolved by the Executive Officers, such resolution shall be implemented by and binding on the Parties. If the Executive Officers are unable to reach consensus on any such matter during such [***] Business Day period, then:

(1) the Chief Executive Officer of Spero shall have the right to make the final decision if such matter (A) involves the Development of, or Regulatory Approval for, a Licensed Product solely outside the Pfizer Territory and (B) could not reasonably be expected to have a material adverse effect on the Development of, Regulatory Approval for, Commercialization or Exploitation of the Compound or a Licensed Product inside the Pfizer Territory;

(2) the Global President, Hospital Business Unit of Pfizer shall have the right to make the final decision if such matter (A) involves the Development of, Regulatory Approval for, a Licensed Product solely in the Pfizer Territory and (B) does not involve Spero’s Retained Rights and (C) could not reasonably be expected to have a material adverse effect on the Development of, Regulatory Approval for, Commercialization or Exploitation of the Compound or a Licensed Product outside the Pfizer Territory;

(3) in all other cases, such matter will be resolved in accordance with Section 14.10 (Dispute Resolution).

ARTICLE 4
DEVELOPMENT

4.1 General. Subject to the terms and conditions of this Agreement, (i) Spero shall be responsible at its expense for the Development of the Licensed Product in the United States, the European Union and the United Kingdom (the “Spero Development Territory XE "Spero Development Territory" \t "See 4.1" ”), including the performance of preclinical and clinical studies of the Compound or any Licensed Product in accordance with the Development Plan; and (ii) Pfizer shall have the right, but no obligation, to Develop the Compound or any Licensed Product in the Licensed Field in the Pfizer Territory.

4.2 Development Plan. Spero shall conduct all Development of the Compound and Licensed Products in accordance with a comprehensive development plan, the initial version of which is attached to this Agreement as Exhibit D (the “Initial Development Plan XE "Initial Development Plan" \t "See 4.2" ”, and as amended from time to time in accordance with this Agreement, the “Development Plan XE "Development Plan" \t "See 4.2" ”). The Development Plan will be focused on efficiently obtaining Regulatory Approval for a Licensed Product in the Spero Development Territory for the HAP/VAP Indication. From time to time, but at least [***] per Calendar Year, the Parties will, with the assistance of the JDC, update the Development Plan and submit such updated plan to the JDC for review, discussion, and approval. The then-current Development Plan will at all times contain the detail and cover the matters reasonably requested by Pfizer. If any updated Development Plan is not approved by the JDC, any disagreement or dispute shall be resolved by the JDC in the manner set forth in Section 3.2(d)(JDC Decision-Making). If any updated or new terms of the Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

4.3 Development Diligence Obligations

(a) Spero Diligence. Spero, directly and/or with or through its Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Develop the Compound and Licensed Products in the European Union and the United Kingdom in accordance with the this Agreement and the Development Plan, including the completion of the following activities (each, a “Development Activity XE "Development Activities" \t "See 4.3(a)" ”) with respect to the Compound and Licensed Products in each case on or prior to the applicable target date (the “Target Dates XE "Diligence Target Dates" \t "See 4.3(a)" ”):

(1) Within [***] after the Effective Date, [***];

(2) Within [***] after the Effective Date, [***]; and

(3) Within [***] after the Effective Date [***].

Except as set forth in this Article 4, Spero shall not be obligated, financially or otherwise, to Develop the Compound or any Licensed Product.

(b) Diligence Notices, Meetings and Pfizer Termination. If Spero reasonably believes that it will not complete a Development Activity on or prior to the applicable Target Date, Spero shall notify Pfizer in writing as far in advance of the applicable Target Date as reasonably practicable (a “First Diligence Notice XE “First Diligence Notice” \t “See 4.3(b)” ”), which First Diligence Notice shall address the reasons for not timely achieving the relevant Development Activity (including whether there is any reason constituting a “force majeure” as described in Section 14.6 (Force Majeure), the efforts Spero is continuing to expend toward meeting such Development Activity and suggesting a reasonable extension to such Target Date for achieving such Development Activity. Within [***] days following receipt of a First Diligence Notice, Pfizer may inform Spero in writing that either (i) Pfizer accepts the provisions of such First Diligence Notice (which Pfizer shall do in the event that the delay is agreed to be attributable to a reason of “force majeure XE "force majeure" \t "See 4.3" ”), in which case the Parties agree to promptly amend Section 4.3(a) (Spero Diligence) to incorporate a new mutually agreed Target Date or (ii) Pfizer desires to have further discussions with Spero concerning such Development Activity and the efforts of Spero to complete such Development Activity, in which case, within [***] Business Days following receipt of such notice from Pfizer, the Executive Officers of each Party shall set a date within the following [***] days (the “Diligence Meeting Date XE "Diligence Meeting Date" \t "See 4.3(b)" ”) for a meeting (a “Diligence Meeting XE "Diligence Meeting" \t "See 4.3(b)" ”), at which Diligence Meeting each Party shall present its views concerning, and evidence (if applicable) as to, whether Spero has used and will continue to use Commercially Reasonable Efforts to complete such Development Activity, together with any other relevant information. If the Parties are able to reach agreement at such Diligence Meeting as to modifications to Section 4.3(a), then the Parties shall promptly amend this Agreement accordingly. If the Parties are unable to reach agreement at such Diligence Meeting, then Spero shall have [***] days to complete such Development Activity or to demonstrate, to the reasonable satisfaction of Pfizer, that it has continually used Commercially Reasonable Efforts to complete such Development Activity by the end of such [***]-day period. If, following such [***] day period, Spero has still not completed such Development Activity or demonstrated, to the reasonable satisfaction of Pfizer, that it has continually used Commercially Reasonable Efforts to achieve such Development Activity by the end of such [***]-day period, then, in addition to any other rights or remedies available to Pfizer, Pfizer may terminate this Agreement pursuant to Section 11.2(b) (Termination for Cause) of this Agreement without regard to any cure periods set forth therein.

4.4 Development Records. Each Party shall, and shall cause its Affiliates and its and their Sublicensees to, maintain, in good scientific manner, complete and accurate books and records pertaining to Development of the Licensed Product hereunder, in sufficient detail for such other Party to verify such Party’s compliance with its obligations under this Agreement. Such books and records shall (i) be appropriate for patent and regulatory purposes; (ii) be in compliance with Applicable Laws and GxP; (iv) properly reflect all work done and results achieved in the performance of its Development activities hereunder; (v) record only such activities and not include or be commingled with records of activities outside the scope of this Agreement; and (vi)

be retained by for at least [***] years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Laws.

4.5 Pivotal Trial Completion and Data Package. No later than [***] months before the anticipated Completion of the Phase 3 Clinical Trial of a Licensed Product for HAP/VAP Indication (the “Pivotal Trial XE "Pivotal Trial" \t "See 4.5" ”), the Parties shall define and agree on the format and substantive content of the draft clinical study report and the final clinical study report in accordance with the ICH E3 industry guidelines for Structure and Content of Clinical Study Report (respectively, the “Draft Clinical Study Report XE "Draft Clinical Study Report" \t "See 4.5" ” and the “Final Clinical Study Report XE "Final Clinical Study Report" \t "See 4.5" ”). Notwithstanding the foregoing, it is understood and agreed that the Draft Clinical Study Report and the Final Clinical Study Report will include all tables, listings and figures, as well as all safety narratives in sufficient detail so as to reasonably demonstrate whether efficacy and safety has been achieved in accordance with the criteria specified in the Development Plan and whether any findings would preclude further Development of the Compound or Licensed Products. Along with the Final Clinical Study Report, Spero shall provide to Pfizer the completed Case Report Forms from the Pivotal Trial. Following Completion of the Pivotal Trial, on a rolling basis Spero will take all actions within its control to provide the final tables, listings and figures generated under the statistical analysis plan to Pfizer as soon as reasonably practicable. Spero will provide top line data consisting of key efficacy and safety results from the Pivotal Trial, including supportive tables, listings and figures, within [***] Business Days of such data becoming available to Spero. Spero will provide the complete set of tables, listings, and figures within [***] Business Days of such data becoming available. In addition, unless otherwise agreed by the JDC, Spero will provide the Draft Clinical Study Report as soon as reasonably practicable, but no later than [***] months from the availability of the final tables and listings. Spero will take all actions within its control to complete and deliver the Final Clinical Study Report within [***] months from the availability of the final tables and listings. As soon a reasonably available, Spero shall provide to Pfizer the additional non-clinical, CMC, safety and other data and information identified on Schedule 4.5 and such additional information then in the possession of or available to Spero as Pfizer may reasonably require regarding or in connection with European Regulatory Approval, and Spero shall promptly provide or make available to Pfizer any such additional information (the information delivered under this Section 4.5 and Schedule 4.5 being collectively, the “Data Package XE "Data Package" \t "See 4.5" ”).

4.6 Disclosure of Results. As soon as reasonably practicable, each Party will disclose to the other Party the results of any Development activities conducted by or on behalf of such Party or its Affiliates in a reasonable manner as such results are obtained. Each Party will provide reports and analyses to the JDC as soon as practicable after the Completion of a clinical trial detailing the current status of the Licensed Product together with a summary of the data generated by Pfizer.

4.7 Confidentiality of Results, Reports and Analyses. The results, reports, analyses and other information regarding the Licensed Product disclosed by one Party to the other Party pursuant hereto constitute Confidential Information and may be used only in accordance with the rights granted and other terms and conditions under this Agreement. Any information of a Party to which the other Party obtains access pursuant to this ARTICLE 4 shall, subject to ARTICLE 10 (Confidentiality; Publication), be deemed the Confidential Information of such first Party.

ARTICLE 5
REGULATORY

5.1 Regulatory Responsibilities. Except as set forth in this ARTICLE 5, Pfizer shall have the right, but not the obligation, at its cost and subject to the Retained Rights, to conduct all regulatory activities necessary to prepare, obtain and maintain Marketing Authorization Applications, Regulatory Filings and other Regulatory Approvals for the Compound and Licensed Products in the Licensed Field in any country in the Pfizer Territory (the “Regulatory Activities XE "Regulatory Activities" \t "See 5.1" ”). Pfizer shall keep Spero reasonably informed of any Regulatory Activities in which it is engaged via the JDC. Spero shall conduct on Pfizer’s behalf and at Pfizer’s cost and expense, those Regulatory Activities reasonably requested by Pfizer and mutually agreed by Spero (such agreement by Spero not to be unreasonably withheld, conditioned or delayed).

5.2 Regulatory Diligence Obligations. Following Phase 3 Success and receipt of the Data Package from Spero, Pfizer, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to seek European Regulatory Approval for the HAP/VAP Indication.

5.3 Regulatory Cooperation. Each Party shall notify the other of all material Regulatory Documentation related to the Compound or Licensed Products submitted or received by such Party or its Affiliates or Sublicensees in such Party’s Respective Territory reasonably prior to such submission or reasonably after receipt. Each Party shall consider all comments of the other in good faith, taking into account the best interests of the Development, Regulatory Approval and/or Commercialization of the Compound or Licensed Products in such Respective Territory, but has no obligation to accept any comments of the other Party, except to the extent that ignoring such comment could reasonably be expected to have a material adverse effect on the Development of, Regulatory Approval for, or Commercialization or Exploitation of the Compound or Licensed Products in such Party’s Respective Territory. Spero and its Affiliates shall, and shall use its Commercially Reasonable Efforts to negotiate an agreement with any Sublicensee (including Everest) to, make available to Pfizer copies of all material Regulatory Documentation related to the Compound or Licensed Products outside the Pfizer Territory that are Controlled by Spero, its Affiliates or such Sublicensee; provided that (i) Spero shall not provide any of Pfizer’s Regulatory Documentation to any of Spero’s Sublicensees (including Everest) who does not agree to permit its Regulatory Documentation to be shared with Pfizer and (ii) Spero shall not be required to make available to Pfizer any Regulatory Documentation of any Sublicensee (including Everest) related to the Compound or Licensed Products Territory if Pfizer has not agreed to permit its Regulatory Data to be shared with such Sublicensee (including Everest). In the event that Pfizer grants a Sublicense, Pfizer and its Affiliates shall, and shall use its Commercially Reasonable Efforts to negotiate an agreement with any Sublicensee to, make available to Spero copies of all material Regulatory Documentation related to the Compound or Licensed Products in the portions of the Pfizer Territory that are Controlled by such Sublicensee; provided that Pfizer shall not provide any of Spero’s Regulatory Documentation to any of Pfizer’s Sublicensees who does not agree to permit its Regulatory Documentation to be shared with Spero. Any information of a Party to which the other Party obtains access pursuant to this Section 5.3 (Regulatory Cooperation) shall, subject to ARTICLE 10 (Confidentiality; Publication), be deemed the Confidential Information of such first Party.

5.4 Rights of Reference. Each Party hereby grants to the other Party and its Affiliates, and any current or future direct or indirect Sublicensee a Right of Reference and Use, as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation, to such Party’s Development Data and Regulatory Documentation to the extent (i) necessary or reasonably useful for such Party or its Affiliates or Sublicensees to Develop, Manufacture, obtain Regulatory Approval of, or Commercialize the Compound or Licensed Product in such Party’s Respective Territory. Each Party shall ensure that any Sublicense agreement or subcontract agreement contains provisions that require current or future Sublicensees or subcontractors that generate any Regulatory Documentation or any Development Data in relation to the Development, Manufacturing, Commercialization and Exploitation of the Compound or Licensed Products arising from the performance of the relevant Sublicense agreement or subcontract agreement relating to the Compound or Licensed Products to make available to such other Party (and its Affiliates and Sublicensees) copies of all such Regulatory Documentation or Development Data solely for such Party to Develop, Manufacture, Commercialize and otherwise Exploit the Compound or Licensed Products in such Party’s Respective Territory. Each Party will provide a signed statement to this effect, if requested by the other Party (or such Party’s Affiliates or Sublicensees), pursuant to 21 C.F.R. § 314.50(g)(3) or any foreign counterpart to such regulation, in the case of a request by either Party, for the limited purpose described in this Section 5.4 (Rights of Reference). Any information of a Party to which the other Party obtains access pursuant to this Section 5.4 (Rights of Reference) shall, subject to Sections 10.1 (Duty of Confidence) and 10.2 (Exceptions), be deemed the Confidential Information of such first Party. For avoidance of doubt, a Party’s submission of information of the other Party to which such Party obtains access pursuant to this Section 5.4 (Rights of Reference) shall be governed by and subject to the terms of ARTICLE 10 (Confidentiality; Publication).

5.5 Recalls, Suspensions or Withdrawals. Each Party shall notify the other Party promptly following its determination that any event, incident or circumstance has occurred that would reasonably be expected to result in the need for a recall, market suspension or market withdrawal of a Licensed Product in the Licensed Field in such Party’s Respective Territory and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, each Party shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in the Licensed Field in such Party’s Respective Territory; provided that prior to any implementation of such a recall, market suspension or market withdrawal, the Parties shall consult with each other and shall consider comments of the other in good faith. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the Pfizer Territory, as between the Parties, Pfizer shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Laws. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the Excluded Territory, as between the Parties, Spero shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Laws. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 5.5 (Recalls, Suspensions or Withdrawals), as between the Parties, each Party shall be solely responsible for the execution thereof in such Party’s Respective Territory. Subject to ARTICLE 13 (Indemnification; Liability), each Party shall be responsible for all costs and expenses of any such recall, market suspension or market withdrawal in such Party’s Respective Territory.

5.6 Pharmacovigilance Agreement; Global Safety Database. At least [***] days prior to the earlier of (a) Initiation of a clinical trial by Pfizer involving the Compound or a Licensed Product or (b) the Commercialization by Pfizer of a Licensed Product in any country in the Pfizer Territory, the Parties shall enter into a pharmacovigilance agreement providing for the terms pursuant to which (i) the Parties shall establish, hold and maintain the global safety database for Licensed Products and (ii) each Party shall timely provide the other Party with information in the possession and Control of such Party as necessary for such other Party to comply with its pharmacovigilance responsibilities in such Party’s Respective Territory, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Laws outside the United States), from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies and commercial experiences with a Licensed Product. The costs of establishing and maintaining such global database shall be borne by the Party holding and maintaining such global safety database. The costs of a Party supplying such information to such other Party shall be the sole cost and expense of the Party supplying such information.

5.7 Regulatory Inspections. If any Regulatory Authority (i) contacts a Party, its Affiliates or their respective Sublicensees with respect to the alleged improper Development, Manufacture or Commercialization of any Licensed Product; (ii) conducts, or gives notice of its intent to conduct, an inspection at a Party’s, its Affiliate’s, Sublicensee’s or subcontractor’s facilities used in the Development or Manufacturing of the Licensed Product or (iii) takes, or gives notice of its intent to take, any other regulatory action with respect to any activity of such Party, its Affiliates, Sublicensees or subcontractors, in each case that could reasonably be expected to materially adversely affect any Development, Manufacture or Commercialization activities with respect to the Licensed Product, then such Party will promptly notify the other Party of such contact, inspection or notice.

ARTICLE 6
MANUFACTURING AND SUPPLY

6.1 Manufacturing Responsibilities. Pfizer shall have the right to Manufacture the Compound and Licensed Products inside the Pfizer Territory, or outside the Pfizer Territory but solely for Development and Commercialization of the Compound in the Pfizer Territory under this Agreement, at its sole expense. Pfizer may conduct such manufacturing activities itself, through a Spero CMO, or through another Subcontractor subject to Section 2.9 (Subcontracting). Upon request from Pfizer, Spero will arrange for any Subcontractors who Manufacture Compounds or Licensed Products for Spero (each, a “Spero CMO XE "Spero CMO" \t "See 6.1" ”) to discuss the Manufacture and supply of the Compound and/or Licensed Products for Pfizer.

6.2 Manufacturing Technology Transfer. In order to enable Pfizer to Manufacture or have Manufactured the Compound and Licensed Products consistent with the terms of Section 6.1 (Manufacturing Responsibilities), upon a written request from Pfizer, during a mutually agreed time period of no more than [***] days (the “Manufacturing Transfer Period XE "Manufacturing Transfer Period" \t "See 6.2" ”), Spero shall (a) make available and transfer to Pfizer, copies of existing embodiments of the Licensed Know-How in Spero’s Control and possession that are necessary or reasonably useful in the Manufacture of the Compound and

Licensed Products (the “Licensed Manufacturing Know-How XE "Licensed Manufacturing Know-How" \t "See 6.2" ”) solely for Pfizer and/or its Subcontractor to Manufacture the Compound and Licensed Products in accordance with the terms and conditions of this Agreement; (b) identify in writing any Spero CMO; and (c) provide technical assistance (both on site and otherwise) in the transfer and demonstration of the Licensed Manufacturing Know-How. To the extent that any Licensed Manufacturing Know-How is in the Control of Spero but is in the possession of a Spero CMO (and is not in Spero’s possession), then during the Manufacturing Transfer Period, upon Pfizer’s request, Spero will use Commercially Reasonable Efforts to facilitate the transfer of such Licensed Manufacturing Know-How from such Spero CMO to Pfizer, and/or cause such Spero CMO to make such Licensed Manufacturing Know-How available to Pfizer. Pfizer, in its sole discretion and at its sole expense, may contract with any such Spero CMO for technical assistance (both on site and otherwise) in the transfer and demonstration of the Licensed Manufacturing Know-How that is necessary to Manufacture the Compound and Licensed Products. After the Manufacturing Transfer Period, if requested by Pfizer, Spero will in good faith endeavor to provide additional technical assistance in the transfer of Licensed Manufacturing Know-How to Pfizer; provided that Pfizer shall be responsible for the costs and expenses of Spero’s technical assistance following the Manufacturing Transfer Period and shall pay or reimburse Spero at the Reimbursement Rate following a written invoice in reasonable detail.

6.3 Supply Agreements. If requested in writing by Pfizer, Spero and Pfizer agree to negotiate in good faith within [***] days following such written request an agreement concerning the clinical supply of the Compound for Pfizer’s Development use (including preclinical (e.g., MIC testing) and/or clinical use) (the “Clinical Supply Agreement XE "Clinical Supply Agreement" \t "See 6.3" ”) and/or supply of the Compound and Licensed Products for Pfizer’s Commercialization use (the “Commercial Supply Agreement XE "Commercial Supply Agreement" \t "See 6.3" ”) with Pfizer’s cost of the Compound and/or the Licensed Products being equal to [***]. Notwithstanding the foregoing, nothing in this Agreement, the Clinical Supply Agreement or the Commercial Supply Agreement shall restrict, impair or otherwise limit Spero’s ability to manufacture the Compound or Licensed Product in the Pfizer Territory for use outside the Pfizer Territory.

ARTICLE 7
COMMERCIALIZATION

7.1 General. Subject to the terms and conditions of this Agreement, Pfizer shall be responsible for all aspects of the Commercialization of the Licensed Products in the Licensed Field in the Pfizer Territory, including: (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable Government Authorities regarding the price and reimbursement status of the Licensed Product and obtaining and maintaining Pricing Approvals; (c) marketing, medical affairs, and promotion; (d) booking sales and distribution and performance of related services; (e) subject to the provisions of Section 5.5 (Recalls, Suspensions or Withdrawals) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to Applicable Laws relating to the marketing, detailing and promotion of Licensed Products in the Licensed Field in the Pfizer Territory. As between the Parties, Pfizer shall be solely responsible for the costs and expenses of Commercialization of the Licensed Products in the Licensed Field in the Pfizer Territory.

7.2 Commercial Diligence. Following European Regulatory Approval, Pfizer, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Commercialize one Licensed Product in at least one of France, Germany, Italy or Spain.

ARTICLE 8
FINANCIAL PROVISIONS

8.1 License Maintenance Fees.

(a) Triggering Events and Notice. Within [***] days after the first achievement of each event below (a “Triggering Event XE "Triggering Event" \t "See 8.1(a)" ”), Spero shall notify Pfizer in writing of the achievement of such Triggering Event (a “Triggering Event Notice XE "Triggering Event Notice" \t "See 8.1(a)" ”). Each Triggering Event Notice will include the additional information set forth on Schedule 8.1(a). Within [***] days following receipt of a Triggering Event Notice, Pfizer shall inform Spero in writing that either Pfizer accepts or disputes the occurrence of the Triggering Event. If Pfizer accepts the occurrence of the Triggering Event, then such acceptance will trigger the corresponding non-refundable, non-creditable License Maintenance Fee due to Spero (a “License Maintenance Fee XE "License Maintenance Fee" \t "See 8.1(a)" ”) and Spero shall submit an invoice to Pfizer for the applicable License Maintenance Fee as shown below and Pfizer shall, as additional consideration of the rights granted by Spero to Pfizer hereunder, remit payment within [***] days of the receipt of such invoice, as described in Section 8.4 (Currency; Exchange Rate; Payments).

Triggering Event	License Maintenance Fee (in Dollars)
[***]	$[***]; or $[***].
[***]	$[***]; or $[***]; or $[***].
[***]	$[***]; or $[***]; or $[***].
[***]	$[***]; or $[***].

For clarity, each License Maintenance Fee set forth in this Section 8.1(a) (Triggering Events and Notice) shall be payable only once for all Licensed Products, upon the first achievement of the applicable Triggering Event.

(b) Disputes Regarding Achievement of a Triggering Event. If Pfizer notifies Spero that it disputes the occurrence of the Triggering Event, then the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] Business Days, the dispute shall be submitted for resolution to an independent Third Party with expertise in development of pharmaceutical products similar to the Compound and Licensed Products (the “Expert XE "Expert" \t "See 8.1(b)" ”). The Expert shall be jointly selected by the Parties or, if the Parties cannot agree on an Expert within [***] Business Days, then each Party shall designate an Expert and the two designated Experts shall together choose a third Expert to whom the dispute will be submitted for resolution. The Expert shall only have the authority to decide whether or not Triggering Event has occurred, and the decision of the Expert shall be final. The fees and expenses of the Expert shall be borne by (i) Pfizer, in the event that the Expert decides that such Triggering Event has occurred and (ii) Spero, in the event that the Expert decides that such Triggering Event did not occur.

(c) Termination for Convenience. Notwithstanding the occurrence of a Triggering Event, Pfizer may at any time elect to terminate this Agreement for convenience by giving Spero notice of such termination pursuant to Section 11.2(a). Following notice of termination, Pfizer shall have no obligation to pay any License Maintenance Fees, including with respect to any Triggering Event that occurred prior to the notice of termination.

8.2 Development Milestones. If Pfizer has paid the License Maintenance Fee with respect to the Phase 3 Success pursuant to Section 8.1(a), then within [***] days following the achievement of the Milestone Event listed below, Pfizer shall notify Spero of the achievement of such Milestone Event and Spero shall invoice Pfizer for the corresponding non-refundable, non-creditable Milestone Payment set forth below and Pfizer shall remit payment to Spero within [***] days of the receipt of such invoice, as described in Section 8.5 (Currency; Exchange Rate; Payments):

Milestone Event	Milestone Payment (in Dollars)
[***]	$[***]; or $[***]; or $[***].

8.3 Commercial Milestones.

(a) Within [***] days after the end of the first Pfizer Quarter in which aggregate Net Sales of all Licensed Products in the Pfizer Territory (“Cumulative Net Sales XE "Cumulative Net Sales" \t "See 8.3(a)" ”) reach any threshold indicated in the table below (each, a “Sales Milestone Event XE "Sales Milestone Event" \t "See 8.3" ”), Pfizer shall notify Spero of the achievement of such Sales Milestone Event and Spero shall invoice Pfizer for the corresponding non-refundable, non-creditable Milestone Payment set forth below and Pfizer shall remit payment to Spero within [***] days of the receipt of such invoice, as described in Section 8.5 (Currency; Exchange Rate; Payments).

Cumulative Net Sales Milestone Events	Milestone Payments (in Dollars)
[***] Dollars ($[***])	$[***]
[***] Dollars ($[***])	$[***]
[***] Dollars ($[***])	$[***]

(b) For the purposes of determining whether a Sales Milestone Event has been achieved, Net Sales of all Licensed Products in the Pfizer Territory shall be aggregated. For clarity, the Sales Milestone Payments set forth in this Section 8.3 (Commercial Milestones) shall be payable only once for all Licensed Products, upon the first achievement of the applicable Milestone Event.

(c) For the avoidance of doubt, if more than one Sales Milestone Event occurs in a single Pfizer Quarter, then the corresponding Milestones Payments for all such Sales Milestone Events shall be made with respect to such Pfizer Quarter. By way of example, (i) if Cumulative Net Sales exceeds both $[***] and $[***] thresholds during a single Pfizer Quarter, then the total Milestone Payment payable for such Pfizer Quarter would be $[***]and (ii) if Cumulative Net Sales exceeds the $[***], $[***] and $[***] thresholds during a single Pfizer Quarter, then the Milestone Payment for such Pfizer Quarter would be $[***].

(d) In the event that, notwithstanding the fact that Pfizer has not given such a notice, Spero believes any such Milestone Event has occurred, it shall so notify Pfizer in writing and shall provide to Pfizer data, documentation or other information that supports its belief. Any dispute under this Section 8.2(d) (Commercial Milestones) that relates to whether or not a Milestone Event has occurred shall be subject to resolution in accordance with Section 14.10 (Dispute Resolution). The Net Sales Milestone Payments made for each Milestone Event shall be non-creditable and non-refundable.

8.4 Royalty Payments.

(a) Royalty Rate. In partial consideration of the rights granted by Spero to Pfizer hereunder, Pfizer shall pay to Spero, on a jurisdiction-by-jurisdiction and Licensed Product-by-Licensed Product basis, non-refundable, non-creditable royalties based on the aggregate Net Sales of all Licensed Products sold by Pfizer, its Affiliates and/or its or their respective Sublicensees in the Pfizer Territory during a Pfizer Year (“Annual Net Sales XE "Annual Net Sales" \t "See 8.4(a)" ”) at the rates set forth in the table below. The obligation to pay royalties will be imposed only once with respect to the same unit of a Licensed Product. Each Royalty Rate set forth in the table below will apply only to that portion of the Annual Net Sales of a given Licensed Product in the applicable country or countries in the Pfizer Territory during a given Pfizer Year that falls within the indicated range.

Annual Net Sales (in Dollars) for all Licensed Products in the Pfizer Territory	Royalty Rates as a Percentage (%) of Net Sales
Annual Net Sales up to and including $[***]	[***]%
Annual Net Sales to the extent exceeding $[***], up to and including $[***]	[***]%
Annual Net Sales to the extent exceeding $[***], up to and including $[***]	[***]%
Annual Net Sales to the extent exceeding $[***]	[***]%

(b) Royalty Term. Royalties under this Section 8.4 (Royalty Payments) shall be payable on a jurisdiction-by-jurisdiction and Licensed Product-by-Licensed Product basis from the First Commercial Sale of a Licensed Product in a jurisdiction until the latest to occur of: (i) expiration of the last-to-expire Licensed Patent that contains a Valid Claim in such jurisdiction in the Pfizer Territory; (ii) expiration of Regulatory Exclusivity for such Licensed Product in such jurisdiction in the Pfizer Territory; and (iii) [***] years after the First Commercial Sale of the Licensed Product in such jurisdiction in the Pfizer Territory (the “Royalty Term XE "Royalty Term" \t "See 8.4(b)" ” for such Licensed Product and country). For the avoidance of doubt, the Royalty Term for a given Product in a given country in the Pfizer Territory (x) will not begin until the First Commercial Sale of such Licensed Product in such country and (y) if not previously expired, will expire immediately upon expiration or termination of this Agreement.

(c) Fully Paid-Up, Royalty Free License. Following expiration of the Royalty Term for any Product in a given country, no further royalties will be payable in respect of sales of such Licensed Product in such country and, thereafter the license granted to Pfizer under Section 2.1 with respect to such Licensed Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.

(d) Royalty Adjustments. The following adjustments will be made, on a Licensed Product-by-Licensed Product and country-by-country basis, to the royalties payable pursuant to this Section 8.4:

(1) Expiry of Valid Claim Coverage. In the event that, with respect to any particular Product in any particular country in the Pfizer Territory, the Royalty Term for such Licensed Product in such country extends beyond the date on which such Licensed Product is not covered by any Valid Claim in such country, royalties in any such country shall be reduced by [***]% for the remainder of the applicable Royalty Term.

(2) Third Party Patents. In the event that Pfizer cannot Develop, Manufacture, Commercialize or use a Licensed Product (whether directly or through any Pfizer Affiliate or Sublicensee) without first obtaining a license from a Third Party for a Necessary Patent and if Pfizer or its Affiliates or Sublicensee actually pays a royalty to a Third Party for the right to use such Necessary Patent (the “Third Party Payments XE "Third Party Payments" \t " See 8.4(d)(2)" ”), then Pfizer may credit [***]percent ([***]%) of such Third Party Payments against the Royalties owed and payable on the Net Sales for the corresponding Licensed Product. In the event Pfizer determines that it is desirable to obtain a license from a Third Party to one or more Patents that do not constitute Necessary Patents in order to Develop, Manufacture, Commercialize or use a Licensed Product (whether directly or through any Pfizer Affiliate or Sublicensee) and Pfizer, its Affiliates or Sublicensees actually pays a royalty to a Third Party for the right to use such Patents, then Pfizer may credit [***] percent ([***]%) of such royalties payable to the Third Party against the Royalties owed and payable on Net Sales for the corresponding Licensed Product.

(3) No Adjustment for Spero Third Party Agreements. Spero will be solely responsible for (i) all obligations (including any royalty or other obligations that relate to the Spero Sole Inventions, Spero Sole Invention Patents, or Spero’s interest in Joint Inventions and Joint Patents) under its agreements with Third Parties that are in effect as of the Effective Date (including the Everest License Agreement) and (ii) all payments to inventors (other than inventors that are Representatives of Pfizer) of Spero Sole Inventions and Joint Inventions, including payments under inventorship compensation Laws.

(4) Generic Entry. Notwithstanding the foregoing, for Net Sales based on sales of a Licensed Product in a country in the Pfizer Territory any payments owed with respect to such Licensed Product pursuant to this Section 8.4 will be reduced by [***]% for the remainder of the applicable Royalty Term, such reduction to be prorated appropriately for the then-current Pfizer Quarter, if at any time when Generic Products have, in the aggregate, achieved more than [***] percent ([***]%) of the market share in such country by unit volume (based on data provided by a reliable Third Party data source mutually agreed by the Parties) of combined unit sales of the Licensed Products and all Generic Products.

(5) Limit on Reductions. During the Royalty Term, in no event will the aggregate royalty reductions under this Section 8.4(d) reduce the Royalties payable to Spero on Net Sales of Licensed Products in any given Pfizer Quarter to an amount that is less than [***] percent ([***]%) of the applicable royalty rate. Notwithstanding the foregoing, any excess amounts that would have otherwise been deducted in such Pfizer Quarter with respect to a Licensed Product shall be deducted from the Royalties payable to Spero on Net Sales of such Licensed Product in successive Pfizer Quarters until such excess amounts have been deducted in full.

(e) Royalty Reports and Payment. Within [***] days after each Pfizer Quarter, in each case commencing with the Pfizer Quarter during which the First Commercial Sale of any Licensed Product is made anywhere in the Pfizer Territory, Pfizer shall provide Spero with a report that contains the following information for the most recent Pfizer Quarter on a Licensed Product-by-Licensed Product and jurisdiction-by-jurisdiction basis: (A) Net Sales in the Pfizer Territory during such Pfizer Quarter; (B) a calculation of the royalty payment due on Net Sales in the Pfizer Territory; (C) the basis for any adjustments to the royalty payable, and (D) the exchange rates used. The total royalty due for the sale of all such Licensed Products during such Pfizer Quarter will be remitted at the time such report is made; provided that to the extent any royalties are payable by Pfizer hereunder on Net Sales of a Licensed Product in a country solely due to a Valid Claim covering such Licensed Product in such country that is subject to a revocation, invalidity or unenforceability ruling that is appealable or being appealed, during the time of such appeal or appealability, such royalties payable by Pfizer shall be placed into an escrow account and either (x) returned to Pfizer upon a final, unappealable determination that such revocation, invalidity or unenforceability ruling is upheld or (y) released to Spero in the event such revocation, invalidity or unenforceability ruling is not upheld in a final, unappealable determination. No such reports will be due for any such Licensed Product (i) before the First Commercial Sale of such Licensed Product or (ii) after the Royalty Term for such Licensed Product has expired in all countries in the Territory. If, during the following Pfizer Quarter, Pfizer discovers that it reported an incorrect amount of Net Sales in the Pfizer Territory and/or the amounts payment due on such Net Sales in the immediately preceding Pfizer Quarter, then Pfizer may, subject to review by Spero, adjust and reconcile any such calculation of Net Sales and/or any such underpayment or overpayment of royalty payments due, and shall timely report the same within [***] days after such following Pfizer Quarter.

8.5 Currency; Exchange Rate; Payments. All amounts payable and calculations under this Agreement will be in Dollars. As applicable, Net Sales and any royalty deductions will be translated into Dollars at the exchange rate used by Pfizer for public financial accounting purposes. Except as permitted pursuant to this Section 8.48.5, each payment hereunder will be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH

(automated clearing house) mechanism, or any other means of electronic funds transfer, at Pfizer’s election, to such bank account as Spero will designate in writing to Pfizer at least [***] days before the payment is due. If, due to restrictions or prohibitions imposed by national or international authority, a given payment cannot be made as provided in this ARTICLE 8, the Parties will consult with a view to finding a prompt and acceptable solution. If the Parties are unable to identify a mutually acceptable solution regarding such payment, then Pfizer may elect, in its sole discretion, to deliver such payment in the relevant jurisdiction and in the local currency of the relevant jurisdiction. All invoice or billing related questions should be referred to Pfizer’s Accounting Department at [***] or go to the Accounts Payable Invoice Portal at [***].

8.6 Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at an annual rate equal to the prime rate as published by The Wall Street Journal or any successor thereto on the first day of each Pfizer Quarter in which such payments are overdue calculated on the number of days such payment is delinquent.

8.7 Taxes.

(a) Taxes on Income. Notwithstanding anything else set forth in this Section 8.6 (Taxes), each Party shall solely bear and pay all Taxes imposed on such Party’s net income or gain (however denominated) arising directly or indirectly from the activities of the Parties under this Agreement.

(b) VAT and Withholding. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT XE "VAT" \t "See 8.7(b)" ”), which shall be added thereon as applicable. Where VAT is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT is chargeable. In addition, in the event any of the payments made by Pfizer pursuant to this Agreement become subject to withholding taxes under Applicable Law, Pfizer shall deduct and withhold the amount of such taxes for the account of Spero, to the extent required by Applicable Law, such amounts payable to Spero shall be reduced by the amount of taxes deducted and withheld, and Pfizer shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Spero an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Spero to claim such payment of taxes. Any such withholding taxes required under Applicable Law to be paid or withheld shall be an expense of, and borne solely by, Spero. Pfizer will provide Spero with reasonable assistance to enable Spero to recover such taxes as permitted by Applicable Law. Notwithstanding anything in this Agreement to the contrary, (i) if an action (including but not limited to any assignment or sublicense of its rights or obligations under this Agreement, or any failure to comply with Applicable Laws or filing or record retention requirements) by a Party leads to the imposition of withholding tax liability or VAT on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no such action occurred, (ii) otherwise, the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be made to the other Party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with Applicable Law.

8.8 Financial Records and Audit. Pfizer shall (and shall ensure that its Affiliates and Sublicensees will) maintain complete and accurate books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of invoiced sales and Net Sales of Licensed Products, in sufficient detail to calculate and verify all amounts payable hereunder and in sufficient detail to permit Spero to confirm the accuracy of all Payments paid or payable under this Agreement. Pfizer shall and shall cause its Affiliates and its and their Sublicensees to, retain such books and records until the later of (a) [***] years after the end of the period to which such books and records pertain; (b) the expiration of the applicable tax statute of limitations (or any extensions thereof); and (c) for such period as may be required by Applicable Laws. Upon at least [***] Business Days’ prior notice, such records shall be open for examination, during regular business hours, for a period of [***] Pfizer Years from the end of the Pfizer Year to which such records pertain, and not more often than once each Pfizer Year, by an independent certified public accountant selected by Spero and reasonably acceptable to Pfizer, for the sole purpose of verifying for Spero the accuracy of the financial reports furnished by Pfizer under this Agreement or of any payments made, or required to be made, by Pfizer to Spero pursuant to this Agreement. The independent public accountant shall disclose to Spero only (x) the accuracy of Net Sales reported and the basis for royalty, Milestone Payments and any other payments made to Spero under this Agreement and (y) the difference, if any, by which such reported and paid amounts vary from amounts determined as a result of the Audit and the details concerning such difference. Except as required by Applicable Laws, no other information shall be provided to Spero. No record may be audited more than once. Spero shall bear the full cost of such audit unless such audit reveals an underpayment by Pfizer of more than [***] ([***] %) of the amount actually due for any Pfizer Year being audited, in which case Pfizer shall reimburse Spero for the reasonable costs and expenses for such audit. Unless disputed pursuant to Section 8.9 (Audit Dispute), Pfizer shall pay to Spero any underpayment discovered by such audit within [***] days after delivery of the accountant’s report. If the audit reveals an overpayment by Pfizer, then at Pfizer’s option, either Spero will refund such overpayments to Pfizer within [***] days after delivery of the accountant’s report or Pfizer may take a credit for such overpayment against any future payments due to Spero.

8.9 Audit Dispute. If Pfizer disputes the results of any audit conducted pursuant to Section 8.8 (Financial Records and Audit), the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] Business Days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor XE "Auditor" \t "See 8.9" ”). The decision of the Auditor shall be final and the costs of such procedure as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. If the Auditor determines that there has been an underpayment by Pfizer, Pfizer shall pay to Spero the underpayment within [***] days after the Auditor’s decision. If the Auditor determines that there has been an overpayment by Pfizer, then at Pfizer’s option, either Spero will refund such overpayments to

Pfizer within [***] days after delivery of the Auditor’s decision or Pfizer may take a credit for such overpayment against any future payments due to Spero.

ARTICLE 9
INTELLECTUAL PROPERTY RIGHTS

9.1 Ownership of Intellectual Property

(a) Ownership of Technology. As between the Parties:

(1) Spero shall solely own on a worldwide basis all right, title and interest in and to any and all Spero Sole Inventions, whether or not patented or patentable, and any and all Spero Sole Invention Patents; and

(2) Pfizer shall solely own on a worldwide basis all right, title and interest in and to any and all Pfizer Sole Inventions, whether or not patented or patentable, and any and all Pfizer Sole Invention Patents.

For clarity, each Party shall own on a worldwide basis and retain all right, title and interest in and to any and all Know-How, Inventions, Patents and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Section 2.1 (Licenses to Pfizer) and 2.2 (License to Spero)) by such Party or its Affiliates or its or their Sublicensees (as applicable) outside of this Agreement.

(b) Ownership of Joint Patents and Joint Inventions. As between the Parties:

(1) Each of Spero and Pfizer shall own an equal, undivided interest in any and all Joint Inventions and Joint Invention Patents; and

(2) Each of Spero and Pfizer shall promptly disclose to the other in writing, and shall cause its Affiliates and its and their respective Sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Inventions, in the case of Spero, such notification shall be provided to Pfizer after an invention disclosure is received by Spero’s patent counsel and in the case of Pfizer, such notice shall be provided to Spero after an invention disclosure is received by Pfizer’s Patent Department. Subject to the licenses granted under Section 2.1 (License to Pfizer) and Section 2.2 (License to Spero), each of Spero and Pfizer shall have the right to Exploit the Joint Inventions and Joint Invention Patents, without the consent of and without accounting to the other Party.

(c) United States Law. The determination of whether Inventions, Know-How and other intellectual property rights are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Laws in the United States as such law exists as of the Effective Date irrespective of where or when such conception, discovery, development or making occurs; provided that if the application of such United States Applicable Law prevents or materially impairs the proper prosecution or maintenance of Patent Rights in any jurisdiction in the Pfizer Territory, then the Parties shall mutually agree to the application of an appropriate Applicable Law in order to best advance and maintain the prosecution and maintenance of such Patents in such jurisdiction in the Pfizer Territory. Each of Spero and Pfizer shall, and does hereby, assign, and shall cause its Affiliates and its and their Sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Inventions, Know-How, Patents and other intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, the sole or joint ownership as provided for in Section 9.1(a) (Ownership of Technology) or 9.1(b) (Ownership of Joint Patents and Joint Inventions).

(d) Assignment Obligation. Each Party shall cause all Persons who perform Development activities, Manufacturing activities or regulatory activities for such Party under this Agreement or who conceive, discover, develop or otherwise make any Inventions, Know-How or other intellectual property rights by or on behalf of either Party or its Affiliates or its or their or Sublicensees under or in connection with this Agreement to be under an obligation to assign to such Party their rights in any Inventions, Know-How, Patents and other intellectual property, except where Applicable Laws requires otherwise and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case, a suitable license or right to obtain such a license, shall be obtained).

(e) Ownership of Product Trademarks. As between the Parties, (i) Pfizer shall own all right, title and interest in and to the Product Trademarks in the Pfizer Territory, (ii) Pfizer shall have the right to market the Licensed Products in the Licensed Field in the Pfizer Territory under the Product Trademarks and all goodwill associated therewith will inure to the benefit of Pfizer and (iii) Spero may not use the Product Trademarks without obtaining a proper trademark license from Pfizer (except to the extent necessary to perform its obligations under this Agreement).

(f) Ownership of Corporate Names. As between the Parties, each Party shall retain all right, title and interest in and to its corporate names.

(g) Ownership of Development Data. Subject to ARTICLE 2 (Licenses), Pfizer shall own Pfizer Development Data and Spero shall own Spero Development Data.

9.2 Patent Prosecution and Maintenance.

(a) Prosecution of Licensed Patents and Joint Patents Prior to Issuance. Subject to Section 9.2(c) below, Spero shall control the preparation, filing and prosecution of all Licensed Patents and Joint Patents in the Pfizer Territory, by counsel selected by Spero, except that such counsel shall be acceptable to Pfizer (such acceptance not to be unreasonably withheld, delayed or conditioned). Spero shall consult with Pfizer and keep Pfizer reasonably informed of the status of such Patents in the Territory and shall promptly provide Pfizer with all material correspondence received from any patent authority in the Territory in connection therewith. In addition, Spero shall promptly provide Pfizer with drafts of all proposed material filings and correspondence to any patent authority in the Territory with respect to such Patents for Pfizer’s review and comment prior to the submission of such proposed filings and correspondence. Spero shall confer with Pfizer and consider in good faith Pfizer’s comments prior to submitting such filings and correspondence, provided that Pfizer provides such comments within [***] Business Days (or a shorter period not less than [***] Business Days reasonably designated by Spero if

[***] Business Days is not practicable given a non-extendable filing deadline) of receiving the draft filings and correspondence from Spero. The costs and expenses of such preparation, filing and prosecution of the Licensed Patents and Joint Patents in the Pfizer Territory shall be borne by Spero. Spero shall be responsible for the costs and expenses of preparation, filing, prosecution and maintenance of the Licensed Patents and Joint Patents outside the Pfizer Territory.

(b) Abandonment by Spero. In the event that Spero desires to abandon or cease prosecution of any Licensed Patent or Joint Patent in the Pfizer Territory (or any jurisdiction therein), Spero shall provide reasonable prior written notice to Pfizer of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] Business Days prior to the next deadline for any action that must be taken with respect to any such Patent in the relevant patent office in the Pfizer Territory or such jurisdiction). In such case, upon Pfizer’s written election provided no later than [***] Business Days after such notice from Spero, Pfizer shall have the right to assume prosecution of such Licensed Patent or Joint Patent at Pfizer’s sole cost and expense. If Pfizer does not provide such election within [***] Business Days after such notice from Spero, Spero may discontinue prosecution and maintenance of such Patent in the Pfizer Territory (or the relevant jurisdiction).

(c) Prosecution and Maintenance of Licensed Patents and Joint Patents following Issuance. Following the issuance by the relevant patent office or Government Authority in any jurisdiction in the Pfizer Territory of a Licensed Patent or a Joint Patent (an “Issued Patent XE "Issued Patent" \t "See 9.2(c)" ”), Pfizer shall control the prosecution (including any reissue proceedings and reexaminations) and maintenance of all Issued Patents in the Pfizer Territory by counsel of its own choice, except that such counsel in such jurisdiction in the Pfizer Territory shall be acceptable to Spero (such acceptance not to be unreasonably withheld, delayed or conditioned). For clarity, it is agreed that Pfizer may use internal patent counsel and agents, filing clerks, and paralegals employed by Pfizer for coordinating the prosecution and maintenance of the Issued Patents, and for directly instructing outside counsel and patent agents, including by providing draft responses, and that Pfizer may employ its preferred outside counsel and patent agents to conduct such activities as required for the prosecution and maintenance of the Issued Patents. Pfizer shall consult with Spero and keep Spero reasonably informed of the status of such Issued Patents and shall promptly provide Spero with all correspondence received from any patent authority in such jurisdiction in the Pfizer Territory in connection therewith. In addition, Pfizer shall promptly provide Spero with drafts of all proposed filings and correspondence to any patent authority in such jurisdiction in the Pfizer Territory with respect to such Issued Patents for Spero’s review and comment prior to the submission of such proposed filings and correspondence. Pfizer shall confer with Spero and consider in good faith Spero’s comments prior to submitting such filings and correspondence, provided that Spero provides such comments within [***] Business Days (or a shorter period not less than [***] Business Days reasonably designated by Pfizer if [***] Business Days is not practicable given a non-extendable filing deadline) of receiving the draft filings and correspondence from Pfizer. The costs and expenses of such prosecution and maintenance of the Issued Patents and Joint Patents shall be borne by Pfizer.

(d) Abandonment by Pfizer. In the event that Pfizer desires to abandon or cease maintenance of any Issued Patent in any jurisdiction in the Pfizer Territory, Pfizer shall provide reasonable prior written notice to Spero of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] Business Days prior to the next deadline for any action that must be taken with respect to any such Issued Patent in the relevant patent office in such jurisdiction in the Pfizer Territory). In such case, upon Spero’s written election provided no later than [***] Business Days after such notice from Pfizer, Spero shall have the right to assume prosecution and maintenance of such Issued Patent at Spero’s sole cost and expense, in which case the license to Pfizer under Section 2.1 (License to Pfizer) as to such Issued Patent shall be terminated. If Spero does not provide such election within [***] Business Days after such notice from Pfizer, Pfizer may discontinue prosecution and maintenance of such Issued Patent in such jurisdiction in the Pfizer Territory, and in either case the license to Pfizer under Section 2.1 (License to Pfizer) as to such Issued Patent shall be terminated.

9.3 Cooperation of the Parties. Each Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of Patents under Section 9.2 (Patent Prosecution and Maintenance), at its own cost. Such cooperation includes: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as enable the applicable Party to apply for and to prosecute patent applications in any country as permitted by Section 9.2 (Patent Prosecution and Maintenance); and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

9.4 Infringement by Third Parties.

(a) Notice. In the event that either Spero or Pfizer becomes aware of any infringement or threatened infringement, misappropriation or other violation by a Third Party of any Licensed Patent or Joint Patent in the Licensed Field, which infringing activity or misappropriation involves the using, making, importing, offering for sale or selling of the Compound or Licensed Products (regardless of whether or not such Party is then Developing using, making, importing, offering for sale, selling, or otherwise Commercializing the Compound or such Licensed Product in the applicable Territory), or the submission to a Party or a Regulatory Authority of an application for a product referencing a Licensed Product, or any declaratory judgment or equivalent action challenging any Licensed Patent or Joint Patent (including any certification filed pursuant to any statutory or regulatory requirement in any country similar to 21 U.S.C. § 355(b)(2)(A)(iv) or § 355(j)(2)(A)(vii)(IV)) then, in connection with any such infringement (each, a “Product Infringement XE "Product Infringement" \t "See 9.4(a)" ”), it will promptly notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement or threatened infringement, or declaratory judgment or equivalent action, by such Third Party.

(b) Enforcement of Licensed Patents and Joint Patents. The Party that is prosecuting the Licensed Patents and Joint Patents in any jurisdiction in the Pfizer Territory pursuant to Section 9.2 (the “Prosecuting Party XE "Prosecuting Party" \t "See 9.4(b)" ”) shall have the first right, as between the Parties, but not the obligation, to bring an appropriate suit or take other action against any Person or entity engaged in, or to defend against, such Product Infringement, or any other legal action in connection with any infringement that is not a Product Infringement or any alleged or threatened assertion of invalidity or unenforceability of any of the Licensed Patents or Joint Patents (“Other Infringement XE "Other Infringement" \t "See 9.4(b)" ”), at its own expense and by counsel of its own choice and the other Party (the “Non-Prosecuting Party XE "Non-Prosecuting Party" \t "See 9.4(b)" ”) shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and the Non-Prosecuting Party and its counsel will reasonably cooperate with the Prosecuting Party and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If the Prosecuting Party fails to bring an action or proceeding in any jurisdiction in the Pfizer Territory with respect to such Product Infringement or Other Infringement within (A) [***] Business Days following the notice of alleged infringement or declaratory judgment or (B) [***] Business Days before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, the Non-Prosecuting Party shall have the right, but not the obligation, to bring and control any such action in such jurisdiction in the Pfizer Territory at its own expense and by counsel of its own choice, and the Prosecuting Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to Product Infringement or Other Infringement, or settlement of the same, shall be used (A) first, to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding; and (B) any remainder after such reimbursement is made shall be shared by Pfizer and Spero, in proportion to (1) [***] percent ([***]%) shall be allocated to the Party prosecuting and/or defending such suit or action and (2) [***] percent ([***]%) shall be allocated to the Party not prosecuting and/or defending such action; provided, that any amounts allocated to Pfizer, or any award or settlement (whether by judgment or otherwise) awarded and paid to Pfizer, other than punitive damages, shall be considered Net Sales for purposes of (and subject to the royalty obligations under) Section 8.4 (Royalty Payments) and Cumulative Net Sales for purposes of the Sales Milestone Events set forth in Section 8.3 (Commercial Milestones). In the event a Party brings an action in accordance with this Section 9.4 (Infringement by Third Parties), the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.

9.5 Infringement Claims by Third Parties. If the Exploitation of a Licensed Product in the Licensed Field in the Pfizer Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party against Pfizer or any of its Affiliates or Sublicensees alleging infringement by Pfizer or any of its Affiliates or its or their Sublicensees, distributors or customers (a “Third Party Infringement Claim XE "Third Party Infringement Claim" \t "See 9.5" ”), including any defense or counterclaim in connection with a Product Infringement action initiated pursuant to Section 9.4(b) (Enforcement of Licensed Patents and Joint Patents), the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing. As between the Parties, subject to ARTICLE 13 (Indemnification; Liability): (a) Pfizer shall have the first right, but not the obligation, to defend any such claim, suit or proceeding at its sole cost and expense, using counsel of Pfizer’s choice; (b) Spero may participate in any such claim, suit or proceeding with counsel of its choice at its sole cost and expense; provided that Pfizer shall retain the right to control such claim, suit or proceeding; (c) Spero shall, and shall cause its Affiliates to, assist and co-operate with Pfizer, as it may reasonably request from time to time, in connection with its activities set forth in this Section 9.5 (Infringement Claims by Third Parties), including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that Pfizer shall reimburse Spero for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith; (d) Pfizer shall keep Spero reasonably informed of all material developments in connection with any such claim, suit or proceeding; (e) Pfizer agrees to provide Spero with copies of all material pleadings filed in such action and to allow Spero reasonable opportunity to participate in the defense of the Claims. If Pfizer fails to defend such claim, suit or proceeding in any jurisdiction in the Pfizer Territory within (A) [***] Business Days following the notice of alleged infringement or (B) [***] Business Days before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Spero shall have the right, but not the obligation, to bring and control any such action in such jurisdiction in the Pfizer Territory at its own expense and by counsel of its own choice, and provisions of the preceding sentence shall apply mutatis mutandis to such proceeding and the conduct thereof. Any damages, or awards, including royalties, incurred or awarded in connection with any Third Party Infringement Claim defended under this Section 9.5 (Infringement Claims by Third Parties) shall be shared by Pfizer and Spero, in proportion to (1) [***] percent ([***]%) shall be allocated to the Party prosecuting and/or defending such suit or action and (2) [***] percent ([***]%) shall be allocated to the Party not prosecuting and/or defending such action; provided, that any amounts awarded and paid to Pfizer (whether by settlement, judgment, award or otherwise), other than punitive damages, shall be considered Net Sales for purposes of (and subject to the royalty obligations under) Section 8.4 (Royalty Payments) and Cumulative Net Sales for purposes of the Sales Milestone Events set forth in Section 8.3 (Commercial Milestones), in each case subject to ARTICLE 13 (Indemnification; Liability).

9.6 Consent for Settlement. Neither Party shall unilaterally enter into any settlement or compromise of any action or proceeding under this ARTICLE 9 (Intellectual Property Rights) that that admits the invalidity or unenforceability of any Licensed Patent or requires the abandonment of a Licensed Patent without the prior written consent of such other Party, which shall not be unreasonably withheld, conditioned or delayed.

9.7 Common Ownership under Joint Research Agreement. Notwithstanding anything to the contrary in this ARTICLE 9, no Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this ARTICLE 9 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall co-ordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

9.8 Patent Extensions. Pfizer shall have the exclusive right, but not the obligation, to seek, in Spero’s name if so required, patent term restoration, supplemental protection certificates or their equivalents, and patent term extensions with respect to the Licensed Patents and Joint Patents in the Pfizer Territory where applicable. Spero and Pfizer will cooperate in connection with all such activities. Pfizer will give due consideration to all suggestions and comments of Spero regarding any such activities, but in the event of a disagreement between the Parties, Pfizer will have the final decision-making authority; provided, however, that Pfizer will seek (or allow Spero to seek) to extend any Licensed Patents or Joint Patents at Spero’s request, including through the use of supplemental protection certificates and the like, unless in Pfizer’s reasonable legal determination such Licensed Patents or Joint Patents may not be extended under Applicable Law without limiting Pfizer’s right to extend any other Patent.

9.9 Orange Book Information. Pfizer will have the sole right, but not the obligation, to submit to all applicable Governmental Authorities patent information pertaining to Licensed

Products pursuant to any statutory or regulatory requirement in any country in the Pfizer Territory similar to 21 U.S.C. § 355(b)(1)(G) (or any amendment or successor statute thereto); provided, that, the Parties shall collaborate in good faith to determine whether any Licensed Patent Rights are required to be included in any such intended filings and, prior to making any such filing, Pfizer shall notify Spero of any such filing and discuss in good faith any issues or comments Spero may have with respect to such filing and Pfizer shall take into consideration Spero’s reasonable comments.

9.10 Trademarks. Spero and Pfizer shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks or Spero Trademarks in the Pfizer Territory and of any actual or threatened Claim that the use of the Product Trademarks or Spero Trademarks in the Pfizer Territory violates the rights of any Third Party, in each case, of which such Party becomes aware. Pfizer shall own and be responsible, at its expense, for all Product Trademarks, trade names, branding or logos related to the Compound or Licensed Products in the Licensed Field in the Pfizer Territory. Pfizer shall have the sole right to take such action as Pfizer deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Pfizer Territory at its sole cost and expense and using counsel of its own choice and Pfizer shall retain any damages or other amounts collected in connection therewith.

9.11 Spero Trademarks. If Pfizer is lawfully required by any Regulatory Authority to use any of the Spero Trademarks or any other Trademark used by Spero to market, promote, distribute and/or sell any Licensed Product in the Licensed Field outside the Pfizer Territory for the purpose of Commercialization of the relevant Licensed Product in a jurisdiction in the Pfizer Territory, Pfizer shall promptly notify Spero, and Spero shall immediately grant Pfizer a non-exclusive, fully-paid, royalty-free and sublicensable license to use such Spero Trademark or such other Trademark solely in connection with the Commercialization of the relevant Licensed Product in the Licensed Field in such jurisdiction in the Pfizer Territory; provided that any such license shall automatically terminate on the early to occur of (i) the expiration or termination of this Agreement; (ii) the abandonment by Pfizer of such Licensed Product in such jurisdiction; and (iii) the abandonment by Pfizer of such Licensed Product in the Pfizer Territory. Except as provided for in the previous clause, if Pfizer wishes to obtain a license under Spero Trademarks to use such Spero Trademarks with respect to the Commercialization of the Licensed Products in the Licensed Field in the Pfizer Territory, Pfizer shall notify Spero thereof and the Parties shall negotiate a license with respect thereto, with license terms consistent with this Agreement.

ARTICLE 10
CONFIDENTIALITY; PUBLICATION

10.1 Duty of Confidence. Subject to the other provisions of this ARTICLE 10 (Confidentiality; Publication):

(a) all Confidential Information disclosed by a Party (the “Disclosing Party XE "Disclosing Party" \t "See 10.1(a)" ”) or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party (the “Receiving Party XE "Receiving Party" \t "See 10.1(a)" ”) and its Affiliates using at least the same standard of care as the Receiving

Party uses to protect its own proprietary or Confidential Information (but in no event less than reasonable care);

(b) the Receiving Party, its Affiliates and Representatives may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c) the Receiving Party may disclose Confidential Information of the Disclosing Party only to: (i) the Receiving Party’s Affiliates; and (ii) employees, directors, agents, contractors, Subcontractors, consultants and advisers of the Receiving Party and its Affiliates and its and their Sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement (collectively, the “Representatives XE "Representatives" \t "See 10.1(c)" ”); provided, that such Representatives are bound to maintain the confidentiality, and not to make any unauthorized use, of the Confidential Information in a manner consistent with this ARTICLE 10 (Confidentiality; Publication).

10.2 Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate by competent evidence that such Confidential Information:

(a) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as demonstrated by documentation or other competent proof of the Receiving Party, but excluding Joint Inventions or the terms of this Agreement;

(b) is in the public domain by use and/or publication before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of, or breach of this Agreement by, the Receiving Party;

(c) is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party who, to the Receiving Party’s knowledge after reasonable inquiry, may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d) is developed by the Receiving Party independently and without use of or reference to any Confidential Information disclosed to, or materials provided to, it by or on behalf of the Disclosing Party, as shown by contemporaneous written documents of the Receiving Party.

10.3 Authorized Disclosures. Notwithstanding the obligations set forth in Section 10.1 (Duty of Confidence), the Receiving Party may disclose Confidential Information of the Disclosing Party and the terms of this Agreement to the extent such disclosure is reasonably necessary for such Disclosing Party to perform its obligations or exercise its rights under this Agreement, in the following instances:

(a) filing or prosecuting of Patents as permitted by this Agreement;

(b) enforcing the Receiving Party’s rights under this Agreement or performing the Receiving Party’s obligations under this Agreement;

(c) in Regulatory Filings for Licensed Products that such Party has the right to file under this Agreement;

(d) prosecuting or defending litigation as permitted by this Agreement;

(e) to actual or potential investors, investment bankers, lenders, other financing sources, acquirers, licensees or Sublicensees (and attorneys and independent accountants thereof) in connection with potential investment, acquisition, license, collaboration, merger, public offering, due diligence or similar investigations by such Third Parties or in confidential financing documents; provided, in each case, that any such Third Party agrees to be bound by terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such Third Party is obligated by applicable professional or ethical obligations) that are no less stringent than those contained in this Agreement (except to the extent that a shorter confidentiality period is customary in the industry); and

(f) such disclosure is required by court order, judicial or administrative process or Applicable Laws; provided that in such event the Receiving Party shall promptly inform the Disclosing Party of such required disclosure and provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed as required by court order, judicial or administrative process or Applicable Laws shall remain otherwise subject to the confidentiality and non-use provisions of this ARTICLE 10 (Confidentiality; Publication), and the Receiving Party shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

10.4 Publication. Prior to publishing or presenting the results of any studies with respect to the Compound or Licensed Products, a Party (the “Publishing Party XE "Publishing Party" \t "See 10.4" ”) shall submit the draft of the publication or presentation to the other Party (the “Non-Publishing Party XE "Non-Publishing Party" \t "See 10.4" ”) for comments no later than [***] Business Days prior to the planned submission for publication or presentation. The Publishing Party shall: (a) consider in good faith any comments thereto provided by the Non-Publishing Party within such [***] Business Day period; and (b) remove any Party’s Confidential Information of the Non-Publishing Party if so requested. The Non-Publishing Party shall be deemed to have consented to such publication or presentation if it has not sent any response to the Publishing Party within [***] Business Days of receipt of the request. The Non-Publishing Party may request a reasonable delay in publication or presentation in order to protect patentable information. If a delay is requested, then the Publishing Party shall, and shall ensure that its Affiliate(s) or Sublicensee(s) shall, delay submission or presentation for a period of [***] Business Days (or such shorter period as may be mutually agreed by the Parties) to enable the Non-Publishing Party to file patent applications protecting such Party’s rights in such information.

10.5 Publicity/Use of Names. The Parties intend to agree upon the content of one (1) or more press releases, the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Other than as set forth in the prior sentence, no other disclosure of the existence, or the terms, of this Agreement may be made by either Party or its Affiliates, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Laws. Notwithstanding the above, each Party and its Affiliates may disclose on its website, in news releases, its promotional materials and other disclosures relating to this Agreement that the other Party is a development partner of such Party for the Licensed Products in the Pfizer Territory and may use the other Party’s name and logo in conjunction with such disclosure. Notwithstanding the foregoing:

(a) A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in news releases and securities filings with the U.S. Securities and Exchange Commission (“SEC XE "SEC" \t "See 10.5(a)" ”) (or equivalent foreign agency) to the extent required by Applicable Laws after complying with the procedure set forth in this Section 10.5 (Publicity/Use of Names). In such event, the Party seeking to make such disclosure will prepare a draft of such disclosure together with, if applicable, a confidential treatment request to request confidential treatment for this Agreement and proposed redacted version of this Agreement, and the other Party agrees to promptly (and in any event, no less than [***] Business Days after receipt of such request and, if applicable, proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by applicable SEC regulations. The Party seeking such disclosure shall exercise Commercially Reasonable Efforts to obtain confidential treatment of this Agreement from the SEC as represented by the redacted version reviewed by the other Party.

(b) Further, each Party acknowledges that the other Party may be legally required, or may be required by the listing rules of any exchange on which the other Party’s or its Affiliate’s securities are traded or advised by its counsel, to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law, listing rules or advice; provided that the Party seeking such disclosure shall provide the other Party with a copy of the proposed text of such disclosure sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment thereon.

(c) If either Party desires to issue a press release or make a public announcement concerning the material terms of this Agreement or the Development, Commercialization or Exploitation of the Compounds or a Licensed Product under this Agreement, such as the achievement of Regulatory Approvals of the Licensed Product or data from a clinical trial, such Party shall provide the other Party with the proposed text of such announcement for prior review and, except to the extent such press release or public announcement is permitted by subsection (a) or (b) above, approval by such other Party.

ARTICLE 11
TERM AND TERMINATION

11.1 Term. Unless earlier terminated as permitted by this Agreement, the initial term of this Agreement (the “Initial Term XE "Initial Term" \t "See 11.1" ”) will commence upon the Effective Date and continue in full force and effect, on a jurisdiction-by-jurisdiction and Licensed Product-by-Licensed Product basis, for [***] years, and, unless earlier terminated as permitted by this Agreement, shall automatically renew for successive [***] year terms (each, a “Successive Term XE "Successive Term" \t "See 11.1" ”), in each case unless earlier terminated as permitted by the Agreement, until expiration of the last Royalty Term for the final Licensed Product in the Pfizer Territory (the Initial Term, together with all Successive Terms, being the “Term XE "Term" \t "See 11.1" ”). Following the expiration (but not the earlier termination) of the Royalty Term for a Licensed Product in a jurisdiction in the Pfizer Territory, the grants in Section 2.1 (Licenses to Pfizer) shall become exclusive, perpetual, fully-paid, royalty-free, sublicensable and irrevocable for such Licensed Product in such jurisdiction. For clarity, (a) upon the expiration (but not the earlier termination) of the Term, the grants in Section 2.1 (Licenses to Pfizer) shall become exclusive, fully-paid, royalty-free, and irrevocable in their entirety solely as to the Licensed Products in the Pfizer Territory at the time of such expiration and (b) upon the expiration (but not the earlier termination) of the Term, the grant in Section 2.2 (License to Spero) shall become an exclusive, perpetual, fully-paid, royalty-free, sublicensable and irrevocable license to the Pfizer Technology to Exploit Licensed Products in the Licensed Field outside the Pfizer Territory.

11.2 Termination.

(a) Termination by Pfizer for Convenience. At any time, Pfizer may terminate this Agreement, at its sole discretion and for any reason or no reason, by providing written notice of termination to Spero, which notice includes an effective date of termination at least [***] days after the date of the notice. Notwithstanding the foregoing, Pfizer’s obligation to pay License Maintenance Fees pursuant to Section 8.1 shall terminate immediately upon giving notice of such termination to Spero.

(b) Termination for Cause. If either Spero or Pfizer believes that the other Party is in material breach of its obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party. The allegedly breaching Party shall have (i) [***] days in the case of a payment breach and or (ii) [***] in the case of a non-payment breach, to cure such breach from the receipt of the notice. If the allegedly breaching Party fails to cure that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement on written notice of termination. Any right to terminate this Agreement under this Section 11.2(b) (Termination for Cause) shall be stayed and the applicable cure period tolled in the event that, during such cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Section 14.10 (Dispute Resolution) with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with Section 14.10 (Dispute Resolution). If a Party is determined to be in material breach of this Agreement, the other Party may terminate this Agreement if the breaching Party fails to cure the breach within [***] days after the conclusion of the dispute resolution procedure (and such termination shall then be effective upon written notification from the notifying Party to the breaching Party).

(c) Termination for Cause following Certain Violations. This Agreement may be terminated at any time during the Term by either Party immediately upon notice to the other Party (the “Violating Party XE "Violating Party" \t "See 11.2(c)" ”) if: (i) the Violating Party is convicted of violating any Anti-Corruption Law in connection with the performance of its obligations under this Agreement; (ii) the Violating Party enters into a settlement or other resolution that includes an admission of liability under such Anti-Corruption Law in connection with this Agreement; or (iii) the Violating Party materially breaches any of its covenants in Section 12.2(b) of this Agreement; provided that the Violating Party has not cured such material breach through diligent investigation and remediation, including appropriate disciplinary action, within [***] days after written notice delivered by the non-Violating Party to the alleged Violating Party requesting cure of the breach.

(d) Termination for Bankruptcy. This Agreement may be terminated at any time during the Term by either Party upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof.

11.3 Effect of Termination.

(a) Termination by Spero for Cause or Bankruptcy; Termination by Pfizer for Convenience. If this Agreement is terminated by Spero pursuant to Section 11.2(b) (Termination for Cause), Section 11.2(c) (Termination for Cause following Certain Violations) or Section 11.2(d) (Termination for Bankruptcy), or by Pfizer pursuant to Section 11.2(a) (Termination by Pfizer for Convenience), the following consequences shall apply and shall be effective as of the effective date of such termination:

(1) Except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease (including Pfizer’s license under Section 2.1 (License to Pfizer));

(2) Spero may request, within [***] days of such termination, that Pfizer enter into good faith negotiations for no more than[***] days concerning the terms of an agreement with Pfizer granting to Spero an exclusive license under the Pfizer Technology and Product Trademarks to continue to Develop, make, have made, use, import, offer for sale, sell and otherwise Commercialize or Exploit [***]. If no agreement is reached, then the license to Spero under Section 2.2 (License to Spero) shall terminate. If such agreement is reached, then such license agreement shall include, among other things, the following provisions:

(i) Spero, its Affiliates and/or its or their respective Sublicensees, as applicable, shall pay to Pfizer, on a jurisdiction-by-jurisdiction and Licensed Product-by-Licensed Product basis, non-refundable, non-creditable royalties based on the aggregate Net Sales of all Licensed Products sold by Spero, its Affiliates and/or its or their respective Sublicensees in the Pfizer Territory during a Calendar Year at the rates set forth in the table below; provided that the obligation to pay royalties will be imposed only once with respect to the same unit of a [***]:

Calendar Year Net Sales (in Dollars) for [***] in the Pfizer Territory	Royalty Rates as a Percentage (%) of Net Sales
[***]	[***]%
[***]	[***]%

(ii) Provisions substantially similar to those contained in Sections 8.4(d) (Royalty Adjustments) through 8.9 (Audit Dispute) shall also be included in such license agreement.

(3) Pfizer and its Affiliates and its and their Sublicensee shall have the right to continue to sell their existing inventory of Licensed Products (if any) for a period not to exceed [***] days after the effective date of such termination, and Spero shall continue to receive royalties with respect to such sales.

(4) Pfizer shall and shall cause its Affiliates and its and their Sublicensees to (i) return to Spero or destroy, at Pfizer’s election, all Confidential Information of Spero, including all copies thereof and all materials, substances and compositions delivered or provided by or on behalf of Spero to Pfizer; (ii) deliver to Spero all Regulatory Filings and Regulatory Approvals for the Compound and any Licensed Product, and all Pfizer Development Data; (iii) at Spero’s request and election, use Commercially Reasonable Efforts to facilitate negotiations between Spero and Pfizer’s Third Party providers of clinical research, manufacturing and/or distribution services and to assign any contracts with such entities to Spero (but only to the extent such contract relates exclusively to the Compound or Licensed Products); (iv) promptly provide a copy to Spero of all Licensed Product Agreements, and, to the extent requested by Spero in writing, use Commercially Reasonable Efforts to assign to Spero any Licensed Product Agreement (but only to the extent such Licensed Product Agreement relates exclusively to the Compound or Licensed Products); and (v) transfer to Spero all units of the Compound and the Licensed Products in its possession, provided that Spero shall reimburse Pfizer for the Cost of Goods of such units.

(5) Pfizer shall disclose to Spero all Pfizer Development Data and all Joint Inventions to the extent not already known to Spero specifically relation to the [***] and, at Spero’s request and at Spero’s cost, provide reasonable technical assistance and transfer all Pfizer Development Data and Joint Inventions necessary to Manufacture the Compound or Licensed Products to Spero or its designee.

(6) All Confidential Information of Pfizer relating to the Compound or any Licensed Product, including without limitation all Pfizer Development Data, shall become Confidential Information of Spero, with Spero considered the Disclosing Party and Pfizer considered the Receiving Party and Pfizer may not rely on its or any of its Affiliates’ or any Sublicensee’s possession or development thereof as an exception under ARTICLE 10 (Confidentiality; Publication).

(b) Termination by Pfizer for Cause. If this Agreement is terminated by Pfizer pursuant to Section 11.2(c) (Termination for Cause following Certain Events), then (i) all licenses granted under this Agreement by Spero to Pfizer shall become fully paid-up, perpetual, irrevocable and royalty-free; and (ii) except as otherwise provided herein, all other rights and obligations of each Party with respect to the Licensed Product shall cease.

11.4 Survival. Expiration or termination of this Agreement shall not relieve any Party of any obligation accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. In addition, the provisions of ARTICLE 1 (Definitions), Section 5.4 (Rights of Reference), Section 8.7 (Taxes), Section 8.8 (Financial Records and Audit), Section 8.9 (Audit Dispute), Section 9.1 (Ownership of Intellectual Property); ARTICLE 10 (Confidentiality; Publicity), Section 11.3 (Effect of Termination), this Section 11.4 (Survival), ARTICLE 13 (Indemnification; Liability), and ARTICLE 14 (General Provisions) hereof shall survive the expiration or termination of this Agreement.

11.5 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 12
REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1 Representations and Warranties of Each Party. Each Party represents and warrants to each other Parties as of the Effective Date that:

(a) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(c) this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

(d) it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and

(e) neither it nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA.

12.2 Mutual Covenants.

(a) Debarment. Each Party covenants to the other Party that it will not during the Term, employ or use the services of any person who is debarred or disqualified, under the FFDCA as may be amended, or comparable laws in any country or jurisdiction other than the U.S in connection with activities relating to the Compound or any Licensed Product.

(b) Compliance. Each Party covenants as follows:

(1) In the performance of its obligations under this Agreement, such Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws, including all export control, anti-corruption and anti-bribery laws and regulations, and shall not cause such other Party’s Indemnitees to be in violation of any Applicable Laws.

(2) In connection with its activities under this Agreement, each Party and its and its Affiliates’ employees and contractors shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a Government Official or Government Authority or other person for purpose of improperly obtaining or retaining business for or with, or directing business to, any person, including, without limitation, either Party (, and each Party covenants that it and its Affiliates’ employees and contractors shall not, directly or indirectly, engage in any of the foregoing).

(3) Each Party shall not, during the Term, assign, transfer, convey or otherwise encumber its right, title and interest in (A) Licensed Technology, in the case of Spero, in a manner that is inconsistent with the exclusive license granted to Pfizer under Section 2.1 (Licenses to Pfizer) or (B) Pfizer Technology, in the case of Pfizer, in a manner that is inconsistent with the license granted to Spero under Section 2.2 (License to Spero), in each case without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(4) Each Party shall not grant any right to any Third Party under the (A) Licensed Technology (in the case of Spero) that would conflict with the rights granted to Pfizer hereunder, or (B) Pfizer Technology (in the case of Pfizer) that would conflict with the rights granted to Spero hereunder.

12.3 Representations and Warranties by Spero. Spero represents and warrants to Pfizer as of the Effective Date that:

(a) the patents and patent applications listed on Exhibit A constitute a true, correct and complete list of all Licensed Patents existing as of the Effective Date (the “Existing Licensed Patents XE "Existing Licensed Patents" \t "See 12.3(a)" ”) and each Existing Licensed Patent is in full force and effect and has been filed and prosecuted in good faith, and Spero or its Affiliates have timely paid all application, registration, maintenance and renewal fees payable with respect to all such Existing Licensed Patents that are pending or granted and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such Existing Licensed Patents;

(b) Spero has sufficient legal and/or beneficiary title, ownership or license, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sales agreements, encumbrances, charges or claims of any kind, of or to the Licensed Technology to grant the licenses (or sub-licenses as the case may be) to Pfizer as purported to be granted under this Agreement;

(c) Spero has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Technology in a manner that is inconsistent with the exclusive license granted to Pfizer under Section 2.1 (Licenses to Pfizer);

(d) the Licensed Technology is complete, accurate, effective and capable of achieving the Development and Manufacturing of the Compound and the Licensed Products;

(e) Spero has not received any notice from a Third Party that the Development of the Compound or any Licensed Product conducted by Spero prior to the Effective Date has infringed any Patents of any Third Party or infringed or misappropriated any other intellectual property of any Third Party. The Development, Manufacture, use or sale of any Compound or any Licensed Product pursuant to this Agreement does not, to the knowledge of Spero, (y) infringe any Patents of any Third Party or (z) infringe or misappropriate any other intellectual property of any Third Party. No claim or action has been brought or, to Spero’s knowledge, threatened in writing, by any Governmental Authority or Third Party (i) that any Spero Trademark violates the rights of a Third Party or (ii) currently challenging the enforceability or validity of any Spero Trademark;

(f) Spero has not as of the Effective Date granted any right to any Third Party under the Licensed Technology that would conflict with the rights granted to Pfizer hereunder;

(g) Spero has no knowledge as of the Effective Date of any Third Party that is infringing or misappropriating any of the Licensed Technology;

(h) no claim or action has been brought or, to Spero’s knowledge, threatened in writing by any Third Party alleging that the issued patents in the Licensed Patent Rights are invalid or unenforceable, and none of the Existing Patent Rights is the subject of any interference, opposition, cancellation or other protest proceeding before the United States Patent and Trademark Office or any analogous foreign Governmental Authority;

(i) with respect to any Licensed Patents for which the U.S. federal government retains rights as identified in Section 2.1(c) (Licenses to Pfizer - subsection (c)), Spero has complied with all its obligations pursuant to 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq., and has taken all steps required pursuant to 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq. to grant the rights under such Licensed Patents to Pfizer as provided under 2.1 (Licenses to Pfizer);

(j) there is no Know-How Controlled by Spero that is necessary for the Exploitation of the Compound or Licensed Products that is not within the Licensed Know-How;

(k) except for the Everest License Agreement, there are no other agreements pursuant to which a Third Party has granted Spero or its Affiliates a license under any Know-How or Patent Rights that are necessary to Exploit the Compound or Licensed Products, and all such Patent Rights and Know-How are included in the Licensed Technology. The Everest License Agreement is in full force and effect, and Spero has provided Pfizer with true and complete copies of the Everest License Agreement and all amendments thereto. Neither Spero, its Affiliates nor, to Spero’s knowledge, Everest, is in default with respect to a material obligation under the Everest License Agreement, and none of such parties has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under the Everest License Agreement;

(l) each Regulatory Filing filed by Spero or its Affiliates with respect to the Compound or the Licensed Products prior to the Effective Date was true, complete and accurate in all material respects and timely filed and all Regulatory Filings filed by Spero or its Affiliates with respect to the Compound or the Licensed Products have been provided to Pfizer in an appropriate electronic format prior to the Effective Date. Neither Spero nor any of its Affiliates or Sublicensees has received any written notice or allegation from any Regulatory Authority regarding (i) any actual, alleged, possible, or potential violation of or failure to comply with any Applicable Law, or (ii) any actual, proposed, or potential revocation, withdrawal, suspension, cancellation, termination, or modification of any Regulatory Filing for the Compound or Licensed Products, and, to Spero’s knowledge, there is no reasonable basis for any such notice or allegation;

(m) to Spero’s knowledge, true, complete and correct copies of all material information with respect to the safety and efficacy of the Compound and the Licensed Products that are not otherwise publicly available have been provided to Pfizer

(n) to Spero’s knowledge, (x) all preclinical and clinical trials conducted by Spero or its Affiliates prior to the Effective Date have been in compliance in all material respects with all Applicable Laws and GxP, and (y) no data or other information generated or otherwise received from such preclinical and clinical trials conducted up to the Effective Date has, or is reasonably expected to have, any materially negative impact on the Exploitation of any Licensed Product in the Pfizer Territory or the Excluded Territory. Neither Spero nor its Affiliates has received any written notice from the FDA, the EMA or any other Regulatory Authority performing functions similar to those performed by those with respect to any ongoing clinical or pre-clinical studies or tests of the Licensed Products requiring the termination, suspension or material modification of such studies or tests, and no Governmental Authority has commenced any action to place a clinical hold order on, or otherwise terminate or suspend, any ongoing clinical trial of any Licensed Product conducted by or on behalf of Spero or its Affiliates;

(o) to Spero’s knowledge, its and its Affiliates’ employees and contractors, have not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a Government Official or Government Authority or any other Person in connection with the performance of its obligations under this Agreement.

12.4 Representations and Warranties by Pfizer. Pfizer represents and warrants to Spero as of the Effective Date that except as set forth on Schedule 12.4, neither Pfizer nor any of its Affiliates is, directly or indirectly, engaged in the research, Development, Manufacture or Commercialization of any [***], whether alone or in combination with other compounds, for any intravenous indication in the Licensed Field.

12.5 Covenants by Spero. From and after the Execution Date through the expiration or earlier termination of this Agreement, Spero hereby covenants to Pfizer that:

(a) Updates to Schedules and Exhibits. Upon Pfizer’s reasonable written request (such request not to be submitted to Spero more than [***] every Calendar Year), Spero will promptly update Exhibit A (Licensed Patent Rights, Exhibit B (Spero Trademarks), Exhibit C (SPR206) and Exhibit D (Initial Development Plan) and submit such amended Exhibits to Pfizer.

(b) Everest License Agreement. Spero and its Affiliates, as applicable, has obtained and will at all times further obtain or maintain the necessary consents from Everest under the Everest License Agreement to enter into this Agreement and to grant the licenses to Pfizer hereunder, and will provide to Pfizer written evidence of same. Neither Spero, nor any of its respective Affiliates, will amend, modify, terminate, or waive any rights under the Everest License Agreement, in a manner that would adversely affect Pfizer’s rights or obligations under this Agreement without Pfizer’s prior written consent and Spero shall use its Commercially Reasonable Efforts to maintain the Everest License Agreement in full force and effect and to comply with its obligations thereunder in all material respects. In the event that Spero of any of its Affiliates receives a notice from Everest relating to any alleged breach or default by Spero or any of its Affiliates under the Everest License Agreement, Spero shall promptly (and in no event later than [***] Business Days’ receipt thereof), inform Pfizer of such notice and shall thereafter, subject to its confidentiality obligations to Everest, keep Pfizer informed in reasonable detail in writing as any material discussions between the applicable parties to the Everest License Agreement relating to the alleged breach, including any proposed resolution of the matter. Spero will notify Pfizer in writing within [***] Business Day’s after any such termination of the Everest License Agreement.

(c) Conflicting Agreements. Spero will not enter into any agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case, that would have an adverse effect on Spero’s ability to grant the licenses (or sublicenses as the case may be) to Pfizer, or perform its obligations, under this Agreement.

(d) Future Encumbrances. Spero shall not, and shall cause its Affiliates not to, incur or permit to exist, with respect to any Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other obligation that is or would be inconsistent with the licenses and other rights granted to Pfizer under this Agreement.

12.6 No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE 13
INDEMNIFICATION; LIABILITY

13.1 Indemnification by Spero. Spero shall indemnify, defend and hold Pfizer, its Affiliates, Sublicensees and Subcontractors and its and their respective officers, directors, agents and employees (“Pfizer Indemnitees XE "Pfizer Indemnitees" \t "See 13.1" ”) harmless from and against any Claims against them to the extent arising or resulting from:

(a) the material breach by Spero of any representation, warranty or covenant made by Spero in this Agreement;

(b) the gross negligence or willful misconduct on the part of Spero or its Affiliates or its or their respective officers, directors, agents or employees in exercising its rights or performing its obligations under this Agreement; or

(c) the Exploitation by Spero or any of its Affiliates or its or their Sublicensees or its or their distributors or contractors of the Compound or the Licensed Products outside the Pfizer Territory or inside the Pfizer Territory prior to the Effective Date;

except, in each case (a), (b) and (c) above, for those Claims for which Pfizer has an obligation to indemnify Spero pursuant to Section 13.2 (Indemnification by Pfizer) hereof or, to the extent such Claims result from the material breach by Pfizer of any covenant, representation, warranty or other agreement made by Pfizer in this Agreement or the gross negligence or willful misconduct of any Pfizer Indemnitee.

13.2 Indemnification by Pfizer. Pfizer shall indemnify, defend and hold Spero, its Affiliates, Sublicensees (including Everest) and Subcontractors and their respective officers, directors, agents and employees (“Spero Indemnities XE "Spero Indemnities" \t "See 13.2" ”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a) the material breach by Pfizer of any representation, warranty or covenant made by Pfizer in this Agreement;

(b) the gross negligence or willful misconduct on the part of Pfizer or its Affiliates or its or their respective officers, directors, agents or employees in exercising its rights or performing its obligations under this Agreement; or

(c) the Exploitation by Pfizer or any of its Affiliates or its or their Sublicensees or its or their distributors or contractors of the Compound or the Licensed Products in the Pfizer Territory;

except, in each case (a), (b) and (c) above, those Claims for which Spero has an obligation to indemnify Pfizer pursuant to Section 13.1 (Indemnification by Spero) hereof or, to the extent such Claims result from the material breach by Spero of any covenant, representation, warranty or other agreement made by Spero in this Agreement or the negligence or willful misconduct of any Spero Indemnitee.

13.3 Indemnification Procedure

(a) Notice of Claim. All indemnification claims in respect of a Pfizer Indemnitee or a Spero Indemnitee by such Party to this Agreement (the “Indemnified Party XE "Indemnified Party" \t "See 13.3(a)" ”). The Indemnified Party shall give the other Party (the “Indemnifying Party XE "Indemnifying Party" \t "See 13.3(a)" ”) a prompt written notice (an “Indemnification Claim Notice XE "Indemnification Claim Notice" \t "See 13.3(a)" ”) of any Claims or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this ARTICLE 13 (Indemnification; Liability), but in no event shall the Indemnifying Party be liable for any Claims to the extent that such Claims result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the Claim and the nature and amount of such Claim (to the extent that the nature and amount of such Claim is known at such time).

(b) Control of Defense. The Indemnifying Party shall have the right to assume the defense of any Claim by giving written notice to the Indemnified Party within [***] days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Claim any legal counsel selected by the Indemnifying Party; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the Indemnifying Party assumes the defense of a Claim, upon the Indemnifying Party’s relevant notice the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Claim. Should the Indemnifying Party assume the defense of a Claim, except as provided in Section 13.3(c) (Right to Participate in Defense), the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Claim unless specifically requested and approved in writing by the Indemnifying Party. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all reasonable and verifiable out-of-pocket costs and expenses (including attorneys’ fees and costs of suit) incurred by the Indemnifying Party in accordance with this ARTICLE 13 (Indemnification; Liability) in its defense of the Claim.

(c) Right to Participate in Defense. Any Indemnified Party shall be entitled to participate in the defense of such Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s sole cost and expense unless (i) the employment thereof has been specifically authorized in writing in advance by the Indemnifying Party (in which case, the defense shall be controlled as provided in Section 13.3(b) (Control of Defense), with such provisions applying mutatis mutandis; (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 13.3(b) (Control of Defense) (in which case the Indemnified Party shall control the defense, with the reasonable out-of-pocket expense with respect thereto borne by the Indemnifying Party); or (iii) the interests of the indemnitee and the Indemnifying Party with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Laws, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense, with the reasonable out-of-pocket expense with respect thereto borne by the indemnifying Party).

(d) Settlement. With respect to any Claims relating solely to the payment of money damages in connection with a Claim that shall not result in the applicable indemnitee(s) becoming subject to injunctive or other relief or otherwise adversely affect the business or interests of the Indemnified Party in any manner and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the applicable indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Claims in connection with Claims, where the Indemnifying Party has assumed the defense of the Claim in accordance with Section 13.3(b) (Control of Defense), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim; provided, it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party does not assume and conduct the defense of a Claim as provided above, the Indemnified Party may defend against such Claim; provided, that the Indemnified Party shall not settle any Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(e) Cooperation. If the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party shall and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the indemnifying Party in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim and making the Indemnified Party, the indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all of its, its Affiliates’ and its and their Sublicensees’ or their respective directors’, officers’, employees’ and agents’, as applicable, reasonable and verifiable out-of-pocket expenses in connection therewith.

(f) Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party and its Affiliates and its and their Sublicensees and their respective directors, officers, employees and agents, as applicable, in connection with any Claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

13.4 Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this ARTICLE 13 (Indemnification; Liability). Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.5 Special, Indirect and Other Losses. EXCEPT IN THE EVENT OF A BREACH OF SECTION 2.6 (NON-DIVERSION) OR ARTICLE 10 (CONFIDENTIALITY; PUBLICATION), NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, that this Section 13.5 shall not be construed to limit either Party’s indemnification obligations under Section 13.1 (Indemnification by Spero) or Section 13.2 (Indemnification by Pfizer), as applicable.

13.6 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. Each Party further agrees to obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance (or clinical trials insurance, if applicable), with minimum “A-” A.M. Best rated insurance carriers to cover its indemnification obligations under Section 13.1 or Section 13.2, as applicable, in each case with limits of not less than $[***] ([***] Dollars) per occurrence and in the aggregate. All deductibles and retentions will be the responsibility of the named insured. Pfizer and its Affiliates will be an additional insured on Spero’s commercial general liability and products liability policies (or clinical trials insurance, if applicable), and be provided with a waiver of subrogation. For U.S. exposures, additional insured status on Spero’s commercial general liability and products liability policies shall be via form CG20101185 or its equivalent. Products liability coverage shall be maintained for [***] years following termination of this Agreement. To the extent of its culpability or negligence, all coverages of Spero will be primary and non-contributing with any similar insurance, carried by Pfizer. Notwithstanding any provision of this Section 13.6 to the contrary, Pfizer may meet its obligations under this Section 13.6 through self-insurance. Neither Party’s insurance will be construed to create a limit of liability with respect to its indemnification obligations under this ARTICLE 13.

ARTICLE 14
GENERAL PROVISIONS

14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the law of [***] without reference to conflicts of laws principles; provided that with respect to matters involving the enforcement of intellectual property rights, the Laws of the applicable country will apply. The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or any subject matter hereof.

14.2 Assignment.

(a) Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided that either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent: (a) in connection with the transfer or sale of all or substantially all of the business or assets of such Party to which this Agreement relates to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise; provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) and its Affiliates existing prior to the transaction shall not be included in the technology licensed hereunder; or (b) to an Affiliate, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate; and provided, further, that in any such case the assigning Party shall provide written notice to the other Party within [***] calendar days after such assignment or transfer. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties (except as otherwise expressly set forth herein), and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Section 14.2 (Assignment) shall be null and void.

(b) The rights to information, materials and intellectual property (y) Controlled by a Third Party permitted assignee of a Party that immediately prior to such assignment were Controlled by such Third Party (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party); or (z) Controlled by an Affiliate of a Party that becomes an Affiliate through any Change of Control of such Party that were Controlled by such Affiliate (and not such Party) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Affiliate), shall, with respect to each of clauses (y) and (z) above, be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

14.3 Entire Agreement; Modification. This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of each of Spero and Pfizer. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

14.4 Relationship among the Parties. The Parties’ relationship with one another, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party.

14.5 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

14.6 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, pandemics, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (including expropriation, seizure of works, requisition, nationalization, exercise of march-in rights or compulsory licensing, except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement) and any material change in the Applicable Laws of a Regulatory Authority that results in a development, clinical or regulatory delay of [***] Business Days of more. The non-performing Party shall notify the other Party of such force majeure within [***] Business Days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

14.7 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Laws. Spero hereby undertakes to use Commercially Reasonable Efforts to obtain necessary licenses (if required) for exporting the Compound, the Licensed Products and the Licensed Technology from the United States or other countries.

14.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby: (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Laws, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

14.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either (a) in person, (b) by air mail (postage prepaid) requiring return receipt, (c) by overnight courier, or (d) by e-mail with delivery and return receipts requested and confirmation of delivery thereafter, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if air mailed, [***] days after the date of postmark; (iii) if delivered by overnight courier, the next day the overnight courier regularly makes deliveries or (iv) if sent by e-mail, the date of confirmation of receipt.

If to Spero:

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge MA 02139

Attention: Ankit Mahadevia, President and CEO

Email: [***]

with a copy (which shall not constitute notice) to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

One Financial Center, 40th Floor

Boston, MA 02111

Attention: Lewis J. Geffen

Email: [***]

If to Pfizer:

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention: Debbie Baron, SVP Worldwide Business Development

Email: [***]

With a copy to (which shall not constitute notice):

Pfizer Inc.

235 East 42nd Street

New York, NY 1007

Attention: Andrew J. Muratore, Esq.

Email: [***]

14.10 Dispute Resolution.

(a) Except for Excluded Claims as set forth in subsection 14.10(g) below, if a dispute arises within the JDC with respect to any decision under the jurisdiction of such committee that remains unresolved pursuant to Section 3.2(d) (JDC Decision-Making), or otherwise between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (collectively, a “Dispute XE "Dispute" \t "See 14.10(a)" ”), then either Party shall have the right to refer such Dispute to the Executive Officers for attempted resolution by good faith negotiations during a period of [***] Business Days. Any final decision mutually agreed to in writing by the Executive Officers shall be conclusive and binding on the Parties.

(b) The Executive Officers shall negotiate in good faith and use reasonable efforts to settle any Dispute arising from or related to this Agreement or the breach thereof within such [***] Business-Day period. Subject to Section 14.10(h) (Dispute Resolution - subsection (h)), in the event the Executive Officers cannot fully resolve or settle such Dispute within such period, and a Party wishes to pursue the matter further (a “Complaining Party XE "Complaining Party" \t "See 14.10(b)" ”), each such Dispute that is not an Excluded Claim (defined in Section 14.10(g) (Dispute Resolution - subsection (g)) below) shall be finally resolved by binding arbitration under the [***] by three (3) arbitrators appointed in accordance with the said Rules and subsection (c) below, and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(c) Any arbitration hereunder shall be conducted by a panel of three (3) neutral arbitrators experienced in the pharmaceutical business, none of whom shall be a current or former employee or director, or a current stockholder, of either Party or any of their respective Affiliates or any Sublicensee. Within [***] days after initiation of arbitration by a Complaining Party, each Party shall select [***] person to act as arbitrator and the [***] Party-selected arbitrators shall select a [***] arbitrator within [***] days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the [***] arbitrator, the [***] arbitrator shall be appointed by the [***] in accordance with the then-current [***] rules, except as modified in this Agreement. The place of arbitration shall be in [***], and all proceedings and communications shall be in English. The decision or award rendered by the Arbitrators shall be final, binding, conclusive and non-appealable, and judgment may be entered upon it in accordance with Applicable Laws in the [***] or any other court of competent jurisdiction. Any arbitration commenced pursuant to this Section 14.10 will be conducted in accordance with the following rules:

(1) Within [***] days following the designation of the arbitrators, the Complaining Party shall serve, by immediate facsimile, upon the other Party (the “Defending Party XE "Defending Party" \t "See 14.10(c)(1)" ”) and the arbitrators, its factual and legal submission, together with all documents it wishes to be considered by the arbitrators, in support of its proposed resolution of the Dispute.

(2) Within [***] days following the service of the submission referred to in sub-subsection (1) above, the Defending Party shall serve, by immediate facsimile, upon the Complaining Party, its factual and legal submission together with all documents it wishes to be considered by the arbitrators, in support of its proposed resolution of the Dispute.

(3) Within [***] days after service of the Defending Party’s submission, either Party may request from the other Party any specifically identified document in the other Party’s possession which the requesting Party believes is relevant and important for the arbitrator to consider in deciding the Dispute. Within [***] days after receiving such request, the other Party shall either provide the requested documents or notify the requesting Party and arbitrators that it opposes the request or some part thereof, in which case the arbitrators shall hold a conference call with the Parties within [***] days, hear the Parties’ arguments, and decide and provide the Parties with a copy of a written decision, under the general principles followed in [***] proceedings, within [***] days, what documents must be provided. Within [***] days after such decision by the arbitrator, all documents required to be produced shall be delivered to the requesting Party. In the event of a Party’s failure to timely produce documents pursuant to the arbitrators’ ruling, the arbitrator shall have discretion to disallow or limit the claim or defense of that Party.

(4) Within [***] days after production of all documents by the Parties as provided for herein, the arbitrators shall request, by facsimile to the Parties, any further factual or legal information from the Parties that the arbitrators believe to be necessary to decide the matters in issue. The Parties shall provide such information to the arbitrators and to each other within [***] days of said request.

(5) Within [***] days after the completion of document production, the arbitrator shall hold a hearing at a location of the arbitrators’ choosing in [***]. The length of such hearing, the number of witnesses, the number of documents to be considered, and all other aspects of such hearing shall be determined by the arbitrator such that such hearing does not last for more than [***] days, including weekends.

(6) Within [***] days after the close of the hearing, either Party may submit to the arbitrators, with service upon the other, further written arguments based upon evidence heard at the hearing.

(7) Within [***] days after the close of the hearing, the arbitrators shall render their written decision, sent by facsimile to the Parties, on all issues submitted for decision. The arbitrators shall state briefly the facts and reasons for such decision.

(8) Within [***] days after receiving the decision, either Party may submit a request to the arbitrator, with service by facsimile on the other Party, for reconsideration of the decision, setting forth all factual and legal arguments in support of such request. Within [***] days thereafter, the other Party may submit to the arbitrator, with service by facsimile on the other Party, an opposition or other response to the request.

(9) Within [***] days after receipt of any such requests for reconsideration and responses thereto, the arbitrator shall render her/his decision as to such request and a final ruling on the merits of all claims heard in the arbitration. This decision will be final and binding upon the Parties as to all issues decided in the arbitration, subject only to judicial review under the Federal Arbitration Act.

(10) In addition to the specific powers and responsibilities set forth herein, the arbitrator shall have all powers and discretion customarily exercised in arbitrations under the Commercial Rules of the [***].

(d) Either Party may also apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators’ authority to award punitive or any other type of damages not measured by a Party’s compensatory damages shall be subject to the limitation set forth in Section 13.5 (Special, Indirect and Other Losses). Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(e) Except to the extent necessary to confirm or enforce an award or as may be required by law, neither Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of the other Party. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable [***] statute of limitations.

(f) The Parties further agree that:

(1) in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination;

(2) any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due;

(3) any disputed performance or suspended performances pending the resolution of the arbitration that the arbitrators determine to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrator;

(4) any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in Dollars, free of any tax or other deduction; and

(5) the decision of the arbitrators shall be the sole, exclusive and binding remedy between them regarding determination of the matters presented to the arbitrator, subject only to judicial review under the Federal Arbitration Act.

(g) As used in this Section, the term “Excluded Claim XE "Excluded Claim" \t "See 14.10(g)" ” means a dispute, controversy or claim that concerns the construction, scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright.

(h) Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the construction, scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright, and no such claim shall be subject to arbitration pursuant to subsections (b) and (c) of this Section 14.10 (Dispute Resolution). Both Parties agree to waive any requirement that the other post a bond or other security as a condition for obtaining any such relief.

14.11 Performance by Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through any of its Affiliates. Each Party shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.12 Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

14.13 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.14 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to require to be taken on the next occurring Business Day.

14.15 English Language. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

14.16 No Benefit to Third Parties. Except as provided in ARTICLE 13 (Indemnification; Liability), the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

14.17 Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

14.18 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile or digital (e.g., PDF, DocuSign) file, each of which will be binding when received by the applicable Party.

{Remainder of page intentionally left blank}

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives.

Pfizer Inc. Spero Therapeutics, Inc.

By: /s/ Deborah Baron By: /s/ Ankit Mahadevia

Name: Deborah Baron Name: Ankit Mahadevia

Title: SVP Worldwide Business Development Title: President and CEO

Exhibit A

Licensed Patents Existing as of the Effective Date

Case	Country	Mewburn Ref.	Proprietor	Status	Application No.	Application Date	Publication No.
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit B: Spero Trademarks

JURISDICTION	[***]
SERIAL NUMBER	[***]
MARK INFORMATION
*MARK	[***]
STANDARD CHARACTERS	[***]
USPTO-GENERATED IMAGE	[***]
LITERAL ELEMENT	[***]
MARK STATEMENT	[***]

JURISDICTION	[***]
SERIAL NUMBER	[***]
MARK INFORMATION
*MARK	[***]
SPECIAL FORM	[***]
USPTO-GENERATED IMAGE	[***]
COLOR MARK	[***]
*DESCRIPTION OF THE MARK (and Color Location, if applicable)	[***]

Exhibit C: SPR206

Exhibit D: Initial Development Plan

[***]

MODULE 1.1 – COMPREHENSIVE TABLE OF CONTENTS

[***]

Each Triggering Event Notice will include the corresponding additional information set forth below:

Triggering Event	Additional information to accompany Triggering Event Notice
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

IF " DOCVARIABLE "SWDocIDLocation" 3" = "3" " DOCPROPERTY "SWDocID" 114893784v.2" "" 114893784v.2